UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material under Rule 14a-12

ORION GROUP HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25((b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

April 6, 2023

To Our Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2023 Annual Meeting of Stockholders of Orion Group Holdings, Inc., which will be held on Thursday, May 18, 2023, at 10:00 a.m. (Central).  This meeting will be held in a virtual meeting format only.  You will not be able to attend the 2023 Annual Meeting physically. You may vote your shares via live webcast at www.virtualshareholdermeeting.com/ORN2023 by using the multi-digit control number included in your proxy materials. Our directors will be available during the Annual Meeting to respond to any questions you may have. At the Annual Meeting, you will be voting on:

(1)	The election of three Class I members to our Board of Directors, each to serve a three-year term and until his/her successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	A non-binding proposal regarding the frequency of the say-on-pay vote;
(4)	The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2023; and,
(5)	Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

Important Notice Regarding Internet Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on May 18, 2023

You may access an electronic, searchable copy of this proxy statement and the Annual Report on Form10-K for the year ended December 31, 2022 at
www.proxyvote.com

The following pages contain the formal Notice of Annual Meeting and the proxy statement.

This year, as in previous years, we will seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under the rules of the Securities and Exchange Commission. Many stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the Internet. Stockholders may also request mailed paper copies if preferred.

The accompanying proxy statement provides detailed information regarding the matters to be acted upon at the Annual Meeting. In addition to the proxy statement, we have included a copy of our Annual Report to Stockholders which includes our Annual Report on Form 10-K for the year ended December 31, 2022. The Form 10-K provides information regarding our operations as well as our audited, consolidated financial statements. In accordance with Securities and Exchange Commission rules, the proxy statement, the Form 10-K, and our other proxy materials, may be found at www.proxyvote.com.

Your vote is important. Please vote your shares as soon as possible, as this will ensure representation of your shares. Voting is available online or by telephone, or, if you have received a paper copy of our proxy materials, by paper proxy card. Returning the proxy card or voting by telephone or online does not deprive you of your right to attend the meeting virtually, and to vote your shares in the same manner for the matters to be acted upon at the meeting.

Sincerely,

Peter R. Buchler

Corporate Secretary

Houston, Texas

April 6, 2023

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 18, 2023

The proxy statement and accompanying 2022 Annual Report on Form 10-K are available at www.proxyvote.com

You may also access the proxy materials and vote your shares at www.proxyvote.com.

TIME AND DATE:	10:00 a.m. (Central) on Thursday, May 18, 2023

INTERNET:	www.virtualshareholdermeeting.com/ORN2023
Use the multi-digit control number provided in your proxy materials.

ITEMS OF BUSINESS:	(1) The election of three Class I members to our Board of Directors, each to serve a three-year term and until a successor is duly elected and qualified;
(2) A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3) A non-binding proposal regarding the frequency of the say-on-pay vote;
(4) The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2023; and,
(5) Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

RECORD DATE:	Only stockholders of record at the close of business on March 24, 2023 are entitled to notice of, and to virtually attend or vote at, the Annual Meeting and any adjournment or postponement thereof.
PROXY VOTING:

It is important that your shares are represented and voted at the Annual Meeting. You may vote your shares online or by telephone, as indicated in the proxy statement or the Notice of Internet Availability of Proxy Materials. If you received a paper copy of our proxy materials, you may also vote your shares by completing and returning the proxy card included in those materials. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

You are invited to virtually attend and vote at the Annual Meeting through the following link: www.virtualshareholdermeeting.com/ORN2023.

This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 6, 2023.

By Order of the Board of Directors,

Peter R. Buchler

Corporate Secretary

Houston, Texas

April 6, 2023

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2023 Proxy Statement	3

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

TELEPHONE: (713) 852-6500

PROXY STATEMENT FOR THE 2023 ANNUAL

MEETING OF STOCKHOLDERS

We are providing this proxy statement, and accompanying proxy materials, to the holders of the common stock of Orion Group Holdings, Inc. (“Orion” or the “Company”) for use in connection with the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. The Annual Meeting will be held on May 18, 2023, at 10:00 a.m. (Central), as a virtual meeting at www.virtualshareholdermeeting.com/ORN2023. You may access the virtual meeting using the multi-digit control number provided with your proxy materials.  The proxy statement, the form of proxy, and the Company’s Annual Report for the fiscal year ended December 31, 2022, are first being distributed or made available to stockholders on or about April 6, 2023.

PLEASE VOTE

* YOUR VOTE IS IMPORTANT *

Our Board of Directors (the “Board”) has established March 24, 2023, as the record date (the “Record Date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to virtually attend and vote on matters presented at the Annual Meeting.

This proxy statement contains important information that you should consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it and the related materials carefully.

ABOUT THE COMPANY

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial, and building sectors, provides services both on and off the water in the continental United States, Alaska, Canada and the Caribbean Basin, through its marine segment and concrete segment.  The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, and environmental, dredging, design and specialty services. Our concrete segment services the building sector by providing turnkey concrete construction services including place and finish, site preparation, layout, forming, and rebar placement for large commercial structural and other associated business areas. The Company is headquartered in Houston, Texas with offices throughout its operating areas. Our principal executive offices are located at 12000 Aerospace Avenue, Suite 300, Houston, Texas 77034. Our common stock is listed for trading on the New York Stock Exchange (“NYSE”) under the trading symbol “ORN.” At the close of business on the Record Date, 31,014,259 shares of common stock were outstanding.

2023 Proxy Statement	1

ABOUT THE ANNUAL MEETING

WHY DID I RECEIVE A ONE-PAGE “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” IN THE MAIL RATHER THAN A FULL SET OF PROXY MATERIALS?

The Securities and Exchange Commission (“SEC”) rules allow companies to provide stockholders with access to proxy materials online rather than by mailing the proxy materials to stockholders. To conserve natural resources and reduce costs, we delivered a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice provides instructions for accessing the proxy materials online or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future annual meetings in printed form by mail or electronically by email.

WHY DID I RECEIVE THESE PROXY MATERIALS?

The Company’s Board is providing these proxy materials to you in connection with the Board’s solicitation of your proxy to vote at the 2023 Annual Meeting of Stockholders, which will take place on May 18, 2023.  As a stockholder of the Company on the Record Date, you are entitled to vote your shares at the Annual Meeting. This proxy statement provides information relevant to your vote on the matters that will be considered at the Annual Meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

There are currently four proposals scheduled for consideration and vote at the Annual Meeting:

(1)	The election of three Class I members to our Board of Directors, each to serve a three-year term and until a successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	A non-binding proposal regarding the frequency of the say-on-pay vote; and,
(4)	The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2023.

COULD OTHER MATTERS BE CONSIDERED AND VOTED UPON AT THE MEETING?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be presented for consideration at the meeting. In addition, pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies at their discretion.

HOW MANY VOTES MAY STOCKHOLDERS CAST?

Each share of common stock that was outstanding on the Record Date is entitled to one vote on each matter properly submitted to a vote at the Annual Meeting. On the Record Date, there were 31,014,259 shares of common stock outstanding and entitled to vote at the Annual Meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A majority of the outstanding shares of common stock must be present, either through participation at the virtual meeting online or represented by proxy, in order to hold the Annual Meeting and conduct business. This is called a “quorum.” In determining whether a quorum is present, the inspector of elections will count as present shares owned by stockholders who are present but abstain from voting, shares owned by stockholders who vote on at least one proposal, and broker non-votes (see What is a broker non-vote? below).

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WHAT ARE MY VOTING OPTIONS FOR EACH PROPOSAL? HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE? HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL? HOW ARE THE VOTES COUNTED?

Proposal	Election of Directors	Say-on-Pay (advisory)	Say-on-Pay Frequency	Ratification of Selection of Auditors
Your Voting Options	You may vote “FOR” or “AGAINST” the nominees or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.”	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.
Recommendation of the Board of Directors	The Board recommends you vote “FOR” each of the three nominees.	The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	The Board recommends that you vote “FOR” a one year frequency.	The Board recommends that you vote “FOR” ratification of our selection of KPMG LLP as our independent registered public accounting firm for 2023.
Vote Required for Approval	Plurality of the votes cast (But see the note below on our “Majority Voting Policy in Director Elections”)	Affirmative vote of a majority of the shares present or represented by proxy	Plurality of the votes cast	Affirmative vote of a majority of the shares present or represented by proxy
Effect of Abstention	No effect	Will count as a vote AGAINST this proposal	No effect	Will count as a vote AGAINST this proposal
Effect of Broker Non-Vote	No effect	No effect	No effect	Not applicable (this is a routine matter for which brokers have discretionary voting authority)

Majority Voting Policy in Director Elections. Although our directors are elected by plurality vote, our Board has adopted a majority voting policy. Each of our current directors, including the director nominees, has delivered an irrevocable resignation letter that the Board has the power to accept or decline in the event that the director does not receive more “FOR” than “AGAINST” votes in an uncontested election. Abstentions are disregarded with respect to the determination of the outcome of director elections. We have provided more information about our majority voting policy under the heading “Proposal No. 1 — Election of Directors.”

Any Other Matters.  Any other matter properly brought before the Annual Meeting will be decided by the affirmative vote of a majority of the shares present or represented by proxy, unless a different vote is required by statute, NYSE listing standards, or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our stockholders hold their shares through a broker or other nominee as a beneficial owner rather than held of record in their own name. As summarized below, there are several differences between shares held of record and those held beneficially.

Stockholders of Record. If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer & Trust, you are the stockholder of record of those shares.

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Beneficial Owners.  If your shares are held in a bank account, brokerage account, or by another nominee, you are the beneficial owner of those shares, and your bank, broker, or nominee (your “broker”) is the stockholder of record.

HOW DO I VOTE?

Stockholders of Record. If you are a stockholder of record, you may vote in any of the following ways:

❖	Online before the Annual Meeting at www.proxyvote.com;
❖	During the Annual Meeting at www.virtualshareholdermeeting.com/ORN2023;
❖	By telephone, by calling 1-800-690-6903; or
❖	If you received a paper copy of our proxy materials by mail, by signing, dating, and mailing the proxy card in the enclosed postage-paid envelope, which must be received by the date indicated on the proxy card.

Beneficial Owners. If you are a beneficial owner, you should refer to the proxy card or voting instruction form you received from your broker for an explanation of the voting options that are available to you. If you wish to vote online the shares that you beneficially own during the Annual Meeting, you must request, complete, and deliver a proxy from your broker as directed in the materials provided by your broker.

CAN MY SHARES BE VOTED IF I DO NOT PROVIDE VOTING INSTRUCTIONS?

Stockholders of Record. If you are a stockholder of record and do not deliver a proxy or otherwise vote your shares, your shares will not be voted. However, if you execute a proxy or cast a vote (whether online, by telephone, or by proxy card) without giving instructions as to how to vote on one or more proposals, your shares will be voted in accordance with the Board’s recommendations on any proposals for which you have not provided specific voting instructions.

Beneficial Owners. If you are a beneficial owner and do not provide your broker with specific voting instructions, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote. Brokers generally have discretionary authority to vote shares held in street name on “routine” matters. The proposal to ratify the appointment of our independent registered public accounting firm is considered a routine matter. The election of directors, say-on-pay vote and frequency of the say-on-pay vote are non-routine matters; therefore, if you do not provide voting instructions to your broker on those proposals, your shares will not be voted on those proposals.

WHAT IS A BROKER NON-VOTE?

A broker non-vote occurs when a broker holding shares for a beneficial owner submits a proxy that votes the shares on one or more proposals but does not vote on non-routine matters with respect to which the beneficial owner has not given voting instructions. As noted above, if you are a beneficial owner and do not provide voting instructions, the only matter proposed in this proxy statement on which your broker may vote is the ratification of our appointment of our independent registered public accounting firm. If you hold your shares through a broker, bank, or nominee, please follow their instruction as to how to provide them with specific voting instructions.

CAN I CHANGE OR REVOKE MY VOTE?

Yes, if you are a record holder, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

(1)	filing a written revocation with the Corporate Secretary at the Company’s executive offices;
(2)	submitting online, by mail, or by phone a duly executed proxy bearing a later date; or
(3)	changing or revoking your vote online at www.virtualshareholdermeeting.com/ORN2023 any time before voting is closed at the Annual Meeting.

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If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank, or other nominee holding your shares in “street name” to direct a change in the manner your shares will be voted.

DO I HAVE ANY DISSENTERS’ OR APPRAISAL RIGHTS WITH RESPECT TO ANY OF THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?

No. None of our stockholders will have dissenters’ or appraisal rights with respect to the matters to be voted on at the annual meeting.

WHO ARE THE PROXIES?

In connection with the solicitation of proxies for the Annual Meeting, the Board has appointed Peter R. Buchler and G. Scott Thanisch as proxies. All properly executed proxies that specify how the stockholder wishes to vote his or her shares will be voted in accordance with those instructions.

WHO WILL COUNT THE VOTES?

The Company has appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as the Inspector of Elections.

WHEN WILL THE VOTING RESULTS BE ANNOUNCED?

We will announce preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting, which will be available on our website at www.oriongroupholdingsinc.com.

WHO PAYS FOR THE COST OF THE PROXY SOLICITATION?

The Company bears the expense of preparing, printing, mailing, and distributing the proxy materials. In addition to this solicitation by mail, directors, officers, and other employees of the Company may, without additional compensation, solicit the return of proxies by telephone, mail, facsimile, email, or other means. The Company will request that brokers and other nominee holders of common stock furnish proxy materials to their beneficial owners. The Company will reimburse such brokers and other nominees for their reasonable out-of-pocket expense in doing so.

WHAT IS HOUSEHOLDING?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share the same address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact: Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account, or if you are a stockholder of record, you may notify us through Broadridge at the above-listed phone number or address.

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DISCUSSION OF THE PROPOSALS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect three (3) members of our Board. Under our Amended and Restated Bylaws, the Board may determine by resolution the number of directors that the Company will have from time to time.  The size of the Board is currently set at eight persons. The nominees at this year’s Annual Meeting are: Thomas N. Amonett, Margaret M. Foran and Travis J. Boone.

Our Certificate of Incorporation and Amended and Restated Bylaws provide for a classified Board of Directors, divided into three classes, with each class serving a staggered three-year term. As a result, stockholders generally elect approximately one-third of our Board each year.

Two of our current directors, Thomas N. Amonett and Margaret M. Foran, are serving a term that expires at the 2023 Annual Meeting. On the recommendation of its Nominating and Governance Committee, the Board has nominated each of these two directors for election as Class I directors to serve an additional three-year term expiring at the 2026 Annual Meeting. In addition, Travis J. Boone was appointed by the Board to a newly created Class I directorship effective November 17, 2022, and because our Amended and Restated Certificate of Incorporation specifies that his term ends with the meeting of the Company’s stockholders that next follows his appointment, he has been nominated by our Board of Directors for election by our stockholders as a Class I director, to serve a three year term until the 2026 Annual Meeting.

Each director nominee has indicated to the Board his/her willingness to serve the full directorship term for which each has been nominated.  However, if, prior to the Annual Meeting, any of these three director nominees should become unwilling or unable to serve, then (i) the shares represented by proxy will be voted for the election of such other person as may be designated by the Board; (ii) the Board may leave the position unfilled; or (iii) the Board may reduce the authorized number of directors, as provided in our Amended and Restated Bylaws.

Please see “The Board of Directors and Its Committees” section below for information about the director nominees and the other current members of the Board, each of whom will continue to serve following the Annual Meeting, but only to the extent described above.

The Board unanimously recommends that you vote “FOR” election of each of the three director nominees.

Directors are elected by plurality vote; however, our Board has adopted a majority voting policy in uncontested elections. Each of our current directors, including the three director nominees, has delivered an irrevocable resignation letter for the Board’s consideration in the event that he or she does not receive more “FOR” than “AGAINST” votes in an uncontested election. If an incumbent director fails to receive the required votes for re-election, our Board, after considering the recommendation of its Nominating and Governance Committee and any factors it deems relevant, will determine whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in that decision.

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PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY PROPOSAL)

We are seeking stockholder approval of the compensation of our executive officers (our “Named Executive Officers” or “NEOs”) as disclosed in this proxy statement. This disclosure includes the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the accompanying narrative compensation disclosures. This nonbinding advisory proposal, commonly known as a say-on-pay proposal, is required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).  We ask our stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Company’s 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, is hereby APPROVED.

Our core executive compensation philosophy and practice are based on a pay-for-performance philosophy, balancing a fixed base salary with annual cash and long-term equity incentive opportunities. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement including our CD&A (and its Executive Summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

Because this is an advisory vote, it will not be binding on the Board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.  However, we understand that our executive compensation practices are important to our stockholders and our Compensation Committee will consider the outcome of this vote when considering future executive compensation arrangements.

The Board unanimously recommends that you vote “FOR” approval of this say-on-pay proposal.

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PROPOSAL NO. 3 — ADVISORY VOTE ON FREQUENCY OF THE SAY-ON-PAY VOTE

We are providing our stockholders with the opportunity to cast an advisory vote regarding the frequency of advisory votes on executive compensation, commonly known as “say-on-pay” votes.  Stockholders may vote on whether the say-on-pay vote should occur every one, two, or three years.  This year’s “say-on-pay” vote is included as Proposal No. 3, above.

We are required to provide our stockholders with an advisory vote on the frequency of say-on-pay votes at least once every six years.  In 2017, the last year we held such a vote, a majority of our stockholders voted in favor of an annual say-on-pay vote, which had been the frequency recommended by the Board. Following that vote, the Board adopted annual say-on-pay votes as our standard.

This year our Board is recommending that stockholders approve holding a say-on-pay vote every year.

The final vote will not be binding on us and is advisory in nature. The frequency (every one, two or three years) that receives the highest number of votes case will be the frequency approved by our stockholders.  Because this is only an advisory vote, the Board may ultimately decide that it is in the best interest of our stockholders to select a different frequency. However, the Board intends to take into consideration the outcome of the vote when making future decisions about how frequently to schedule our say-on-pay votes.

The Board unanimously recommends that you vote “FOR”
a frequency of one year.

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PROPOSAL NO. 4 — APPROVAL OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has recommended, and the Board subsequently approved, the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (our “independent auditor”) to perform the audit of the Company’s financial statements for 2023.  KPMG was the Company’s independent auditor for the fiscal years ended December 31, 2017 through 2022. Although ratification is not required by our Amended and Restated Bylaws or otherwise, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice.  If the stockholders do not ratify the retention  of KPMG by the affirmative vote of the holders of a majority of the shares present or represented by proxy, the Audit Committee will reconsider the selection of our independent auditors, but still may retain KPMG.

Abstentions will be counted as votes against this proposal.  Because this is a discretionary proposal, shares held by brokers, banks and other nominees may be voted with respect to this proposal even if the beneficial owner of such shares does not provide voting instructions.  With respect to shares held of record, if no voting specification is made on a properly returned or voted proxy card, the proxies named in the proxy card will vote FOR ratification of the appointment of KPMG as our independent auditor for fiscal 2023.

Representatives of KPMG are expected to be available during the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that you vote “FOR” the approval of the appointment of KPMG LLP as our independent registered public accounting firm for 2023.

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CORPORATE GOVERNANCE

We conduct our business under the direction of our Board. Members of the Board devote the time, energy, and attention as necessary to ensure diligent performance of their duties.  The Board has adopted corporate governance practices designed to aid the Board and management in the fulfillment of their respective duties and responsibilities to our stockholders.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines, first adopted by the Board in 2007, work together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Code of Business Conduct and Ethics, and Board committee charters to form the framework for the governance of the Company. These guidelines set forth the practices the Board follows in making decisions regarding board composition and selection, the frequency of board meetings, involvement of senior management in board meetings, the Company’s Chief Executive Officer (the “Chief Executive Officer” or “CEO”) performance evaluation and succession planning, compensation and Board Committees.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its senior accounting and financial officers, including the Chief Executive Officer and Chief Financial Officer (“CFO”), as required by the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethics, as well as other governance documents, are available as described below under “Website Availability of Governance Documents.” Any changes in, or waivers to, the Code of Ethics for the Company’s directors, executive officers, and certain senior financial officers are posted on the Company’s website within four business days and maintained for at least twelve months.

GUIDING BELIEFS

The Company’s guiding beliefs for conducting its business are based on five core values:  integrity, quality, safety, delivery and teamwork. Integrity — the foundation of our success rests upon integrity.  Quality — we are committed to ensuring that each task is properly performed the first time and we will continuously improve upon everything we do.  Safety — we are responsible and accountable for our own personal safety, the safety of our co-workers and any others we come into contact with.  Delivery — we are committed to performing assigned tasks in the most efficient, timely and cost-effective manner. Teamwork – we expect employees to work together to safeguard our assets, and to act in our best interest. Through these guiding principles, we aim to achieve sustainability in environmental, social and governance responsibilities.

SUSTAINABILITY

We are committed to the sustainability of our business affairs and operations, which encompasses the need to be a responsible corporate citizen in all aspects of how we conduct ourselves and practice our core values. We believe sustainability is important to our stockholders, employees, customers, subcontractors, and vendors, and to the communities in which they reside. Sustainability is also a long-term business driver and by focusing on specific initiatives that address social, environmental, governance and economic challenges, we can minimize risk and increase our competitive advantage. Vital to this goal is a commitment to care for the environment, to foster socially conscious programs and adherence to good government principles. Our sustainability report, entitled “Orion Group Holdings, Inc.’s Corporate Social Responsibility & Sustainability Report” can be found on our corporate website. A new iteration of Orion’s sustainability report is in development and is anticipated to be published later this year.

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WEBSITE AVAILABILITY OF GOVERNANCE DOCUMENTS

You can access our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Business Code of Conduct & Ethics, Corporate Governance Guidelines, and Stockholder Communication Policy, as well as the Audit, Nominating and Governance, and Compensation Committee Charters under “Corporate Governance” in the “Investor” section of our website at www.oriongroupholdingsinc.com. Information contained on our website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any stockholder who so requests may obtain a printed copy of the governance documents from our Corporate Secretary at the mailing address provided below.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested persons wishing to communicate with the Board, including with the Chairman of the Board or any other non-management directors, may do so by the following means:

Mail:       Board of Directors

Attn: Corporate Secretary

Orion Group Holdings, Inc.

12000 Aerospace Avenue, Suite 300

Houston, TX 77034

Email:     pbuchler@orn.net

For more information regarding how to contact the Board, including any committee of the Board, you may access our stockholder communications policy under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

DIRECTOR INDEPENDENCE

NYSE listing rules require a majority of our directors to be independent. In accordance with these rules, our Board has reviewed the relationships between the Company and each director and has affirmatively determined that, as of the Record Date, each of Messrs. Amonett, Caliel, Daerr, Shanfelter, Smith and Mses. Foran and Sullivan, satisfies the NYSE’s definition of an independent director. Mr. Shanfelter, who previously served as our Interim Chief Executive Officer and Interim Chief Financial Officer from April through September 2022, and Executive Chair from September 2022 through March 1, 2023, was not independent for only this brief period of executive service. However, effective March 2, 2023, the Board of Directors has made the determination that he is again an independent director.  Mr. Boone, the current President and Chief Executive Officer, is not an independent director.

Members of the Audit and Compensation Committees must meet heightened standards of independence in accordance with the requirements of the NYSE corporate governance listing standards and SEC rules and regulations. The Board also has determined that each member of the Audit, Compensation, and Nominating and Governance Committees satisfies the independence criteria (including the enhanced criteria with respect to Audit and Compensation Committee membership) set forth in the applicable NYSE listing standards and SEC rules for service on such committees.

NOMINATION OF DIRECTORS

The Board is responsible for nominating a slate of candidates for Board membership.  It acts through its Nominating and Governance Committee to review the composition of the Board, and to screen and recruit potential director nominees in consultation with the Chairman of the Board and the Chief Executive Officer. Although the Nominating and Governance Committee has not established specific minimum qualifications for a position on the Board, the committee seeks candidates who individually demonstrate a high ethical standard, a wide range of business experience at the policy-making level, diversity, and the ability to exercise sound and mature judgment in matters that relate to our current and long-term objectives.

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LEADERSHIP DIVERSITY

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, the Nominating and Governance Committee believes that a diversity of backgrounds, education, experience, and social perspectives, as well as independence, and the ability to represent the best interests of all stockholders, contribute to an optimal balance of Board members. Although we believe that the current membership of our Board represents a diversity of thought and perspective, the Board has recognized that we can and should do more to broaden diversity of its membership (including gender, racial, and ethnic diversity).  In furtherance of that commitment, two of our eight directors are female – Mary E. Sullivan, who was first appointed to our Board in January 2019 and Margaret M. Foran, who was first appointed to our Board in October 2019.  In addition, Richard L. Daerr, Jr. is a disabled veteran of the U.S. armed forces, having served in combat during the Vietnam War. The two most recent additions to our Board, Quentin P. Smith, Jr. and Travis J. Boone, reflect ethnic and racial diversity.  While such significant steps are evidence of progress, our Board remains committed to considering diversity in evaluating the membership of the Board going forward.

We also strive to promote diversity throughout our organization.  Of our current named executive officers, Peter B. Buchler is a combat veteran of the U.S. armed forces.  For additional information regarding our current executive officers, please see the section entitled, “Executive Officers of the Company.”

BOARD LEADERSHIP STRUCTURE

Mr. Shanfelter resumed his role as Chairman of the Board on March 2, 2023 and is an independent director. Mr. Shanfelter was also an independent director prior to his appointment as Interim Chief Executive Officer and Interim Chief Financial Officer in April 2022, but not while serving as Interim Chief Executive Officer and Interim Chief Financial Officer.

During the brief period when Mr. Shanfelter was Interim Chief Executive Officer, Interim Chief Financial Officer, and later Executive Chair, we appointed Mr. Daerr, an independent director, as Lead Independent Director. As Lead Independent Director, Mr. Daerr presided over meetings of directors when the Chairman of the Board was not present and meetings of independent directors and was empowered to call meetings of independent directors. Mr. Daerr also facilitated communication between the Chairman of the Board and the independent directors, and carried out the responsibilities of the Chairman of the Board when Mr. Shanfelter was otherwise unavailable.

THE BOARD’S ROLE IN RISK OVERSIGHT

The members of our Board are actively involved in the oversight of risk that could affect us. This oversight is conducted primarily through committees of the Board, as discussed in the charters of each committee and descriptions below. We have adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations (“COSO”). Under these policies, the Chief Executive Officer, Chief Financial Officer, and General Counsel periodically report on our risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee provides direction on risks identified by management through its annual risk assessment related to financial reporting and internal controls and provides a central oversight role with respect to financial and compliance risks, including compliance with the Foreign Corrupt Practices Act. Our Compensation Committee considers potential risk related to the Company’s overall compensation programs and effectiveness at linking executive pay to performance and aligning the interests of our executives and stockholders. Key risks to the Company’s operations, liquidity, and strategies are considered by the full Board.

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BOARD/COMMITTEE PRIMARY AREAS OF RISK OVERSIGHT

Full Board

Risk management process, structure, and overall policies and practices for enterprise risk management; strategic risks associated with business plans, significant capital transactions, including acquisitions and divestitures; and other significant risks such as major litigation, business development risks and succession planning

Audit Committee	Major financial risk exposure; significant operational, compliance, reputational, and strategic risks
Nominating and Governance Committee

Risks and exposures related to corporate governance, effectiveness of the Board and its committees in overseeing the Company, review of director candidates, conflicts of interest and director independence and refreshment

Compensation Committee

Risks related to executive recruitment, assessment, development, retention and succession policies and programs; and risks associated with compensation policies and practices, including incentive compensation

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and positions of our director nominees and our continuing directors as of the date of this proxy statement.

Nominees for Director
Name	Current Position	Age	Class	Director Since	Term Expires
Thomas N. Amonett	Director	79	I	2007	2023
Margaret M. Foran	Director	68	I	2019	2023
Travis J. Boone	Director, President and CEO	49	I	2022	2023
Continuing Directors
Name	Current Position	Age	Class	Director Since	Term Expires
Richard L. Daerr, Jr.	Director	78	II	2007	2024
Michael J. Caliel	Director	63	II	2019	2024
Austin J. Shanfelter (1)	Chairman of the Board of Directors	65	III	2007	2025
Quentin P. Smith, Jr.	Director	71	II	2022	2025
Mary E. Sullivan	Director	66	III	2019	2025

(1)

Mr. Shanfelter served as an independent director from 2007 until he was appointed as our Interim Chief Operating Officer effective March 22, 2019, a position he held until February 29, 2020. During this time, the Company conducted a search for a longer-term replacement to serve as, or to otherwise fulfill, the duties of Chief Operating Officer.  As noted elsewhere in this proxy statement, in anticipation of his interim officer appointment, Mr. Shanfelter stepped down from the two Board committees on which he served (the Compensation and Nominating and Governance Committees).  After Mr. Shanfelter stepped down from the Interim Chief Operating Officer position on February 29, 2020, the Board determined that he was, once again, independent under the NYSE independence rules.  Effective March 1, 2020, the Board appointed Mr. Shanfelter as Chair of the Compensation Committee. Effective January 1, 2021, Mr. Shanfelter became Chairman of the Board of Directors, replacing Mr. Daerr who had served in that capacity since 2007 and who continues to serve as a director. On April 6, 2022, Mr. Shanfelter was appointed as Interim Chief Executive Officer and Interim Chief Financial Officer in connection with Mr. Stauffer’s separation from the Company until such time as when Travis J. Boone joined Orion as President and Chief Executive Officer as of September 12, 2022. In order to assist in the transition of Mr. Boone, from September 12, 2022 until March 1, 2023, Mr. Shanfelter served as Executive Chair following which, the Board of Directors again determined that he was an independent director.

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Director Independence
Non-Independent, 1
Independent, 7

TENURE
Average Tenure = 7.6 years
7+ 38%
0-4 62%
5-7 0%

Diversity
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
4
4
Minorities
Non-Minorities

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NOMINEES FOR DIRECTORS

The following sets forth certain biographical information for each of the director nominees, including his or her position with the Company and his or her business experience during the past five years.

Thomas N. Amonett

Director since 2007

Chair of Nominating & Governance Committee

Member of Audit Committee

Mr. Amonett has been a member of our Board and a Class I director since May 2007 and serves as the Chair of the Nominating and Governance Committee, and as a member of the Audit Committee. He served as President and Chief Executive Officer of Athlon Solutions LLC, a manufacturer and distributor of specialty chemicals and related services primarily to the refining and petrochemical industries, from April 2013 to May 2018. From November 1999 to April 2013, he was President, Chief Executive Officer and a director of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services primarily to the oil and gas industry. From July 2007 to November 2015, Mr. Amonett was a director of Hercules Offshore, Inc., a provider of contract oil and gas drilling services and liftboat services and served as Chairman of the Nominating and Governance Committee. Mr. Amonett was a director of Bristow Group Inc., a global provider of helicopter and other aviation services, from 2006 until 2019, where he served most recently as Executive Vice Chairman of the Board and previously served as a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Amonett also served as a director of T. F. Hudgins Incorporated and Modumetal, Inc., and is Chairman of the Board of Ergon, Inc., all private companies.

Mr. Amonett is qualified to serve as one of our directors, based on his considerable management, operational, and financial experience in a wide range of industries. Of particular note is his service as President and Chief Executive Officer of several companies, his service as a director of other companies and his corporate governance experience and expertise. The National Association of Corporate Directors has designated Mr. Amonett a Board Leadership Fellow.

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Margaret M. Foran

Director since 2019

Chair of Compensation Committee

Member of Nominating & Governance Committee

Ms. Foran has been a member of the Board and a Class I director since her appointment to the Board effective October 1, 2019, and since that date has served as a member of the Nominating and Governance Committee and is Chair of the Compensation Committee. She is Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and prior to that, Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of Occidental Petroleum Corporation, The MONY Group Inc. and MONY Life Insurance Company. She serves as Co-Chair and a director of the Council of Institutional Investors (CII). She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She is a member of the Standing Advisory Group of the Public Company Accounting Oversight Board (the “PCAOB”) and a member of the Economic Club of New York. Ms. Foran is a trustee of the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council. Ms. Foran is a National Association of Corporate Directors Certified Director.

Ms. Foran is well qualified to serve as one of our directors. She has extensive experience as a member of the board of directors of much larger corporations and is nationally recognized as a governance expert, having served in significant roles with the American Bar Association and the Business Roundtable Corporate Governance Task Force.

Travis J. Boone

Director since 2022

President and Chief Executive officer

Mr. Boone joined Orion Group Holdings in September 2022 as President and Chief Executive Officer, and was appointed as a Director in November 2022. Before joining Orion, Mr. Boone was Chief Executive of the West Region at AECOM where he led a large multidisciplinary business. He was at AECOM for 23 years and started his career there as an entry level bridge engineer and held numerous positions during his tenure there. He worked at several construction companies in various roles prior to joining AECOM. He is a Professional Engineer, a Board of Certified Safety Professionals Safety Trained Supervisor, and has served on numerous industry boards. He is a member of the Citizen Potawatomi Nation.

Mr. Boone is qualified to serve as one of our directors based on his considerable management and operational experience in the construction industry.  Of particular note is his service as an executive of AECOM.

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CONTINUING DIRECTORS

Michael J. Caliel

Director since 2019

Member of Audit and Compensation Committees

Mr. Caliel has been a member of our Board and a Class II director since his appointment to the Board effective January 1, 2019 and since that date has also served as a member of the Audit and Compensation Committees.

Mr. Caliel is an accomplished Chief Executive Officer and Director with more than four decades of public company experience in the industrial, energy and infrastructure sectors. He has extensive knowledge of, and experience in, public company governance, strategy development, mergers and acquisitions, international operations and finance.

He is currently the non-executive Chairman of Team, Inc. (NYSE: TISI), and is also a member of the Compensation Committee. From 2019 until 2022, Mr. Caliel served as Board Chair and a member of the Compensation Committee for PLH Group, a leading full-service construction and specialty contractor serving the electric power and pipeline markets.  Mr. Caliel also previously served as lead operating director at DBi Services and as an independent director at FCX Performance.

From 2015 until its merger with Granite Construction in June 2018, Mr. Caliel served as President, Chief Executive Officer and Director for Layne Christensen Company (NASDAQ: LAYN), a global water management, infrastructure services and drilling company.  Prior to this, from 2011 to 2014, Mr. Caliel was President and Chief Executive Officer of Invensys Operations Management, a division of Invensys PLC (LSE: ISYS.L), a global technology, software and consulting company. Invensys PLC was acquired by Schneider Electric in January 2014. From 2006 to 2011, Mr. Caliel served as President, Chief Executive Officer and Director of Integrated Electrical Services, Inc. (NASDAQ: IESC), a national provider of electrical and communication infrastructure services. Mr. Caliel is a National Association of Corporate Directors Certified Director.

Mr. Caliel is well qualified to serve on our Board. He has extensive industry related operating and corporate experience including international business experience. He has served as Chief Executive Officer at another public company and has been a member of the board of directors of other public companies.

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Richard L. Daerr, Jr.

Director since 2007

Former Lead Independent Director

Member of Compensation Committee

Mr. Daerr has been a Class II director since May 22, 2007, served as non-executive Chairman of the Board from May 22, 2007 until December 31, 2020, and is also currently serving as a member of the Compensation Committee. He served as Lead Independent Director from April 6, 2022 until March 1, 2023. Mr. Daerr retired as Chairman of the Board as of December 31, 2020.

Mr. Daerr founded RK Enterprises in 1997, a firm that has assisted companies and investor groups in developing and implementing strategic plans and initiatives focused primarily on the energy, biotechnology, engineering, construction, and pharmaceuticals industries. From 1994 to 1996, Mr. Daerr served as President and Chief Executive Officer of Serv-Tech, Inc., an industrial services company that was listed on the NASDAQ. Mr. Daerr worked for CRSS, Inc. from 1979 to 1992, where he served as General Counsel and Chief Administrative Officer, and as the President and Chief Operating Officer from 1990 to 1992. Prior to its acquisition, CRSS, Inc. was a NYSE listed company and one of the largest engineering, architectural, and construction management companies in the U.S. as well as one of the largest independent power producers in the U.S. CRSS owned a controlling interest in NATEC, Inc., a NASDAQ listed environmental services company of which Mr. Daerr was a director. From 1976 to 1979, Mr. Daerr was Associate Counsel with Dresser Industries, Inc., an industrial equipment, and materials supply company. From 1972 to 1976, he was a trial attorney with the antitrust division of the United States Department of Justice.

Mr. Daerr has served on the boards of several private and public companies, including TIMEC Company, Inc., a refinery turnaround maintenance company, and from 2002 to 2007, he served as Chairman of its Independent Committee and served on its Audit Committee. From 2003 to 2014, Mr. Daerr served as a director and on the Audit Committee of DISA, Inc., an industrial drug testing and background checking company. From 2011 to 2015, Mr. Daerr served as a director and member of the Audit Committee of ENTACT, Inc., an environmental remediation firm. In March 2015, Mr. Daerr began serving as a director and member of the Compensation Committee of MES Partners, Inc., a broad-based industrial service company. Mr. Daerr brings a vast amount of diverse experience to our Board, as he has served on numerous boards of public, private, and not-for profit companies, as well as serving as a committee member within those boards. Mr. Daerr has been a consultant to various companies in the areas of strategic planning, acquisitions, divestitures, and capital market transactions. As a former attorney with the Department of Justice and as counsel to other businesses in the public and private sectors, Mr. Daerr has dealt with many of the laws and regulatory issues that affect public companies today. Mr. Daerr is a  National Association of Corporate Directors Certified Director.

Mr. Daerr is well qualified to serve as one of our directors, having formally served as our Chairman of the Board for about fourteen years. He also has extensive industry related experience, has served on numerous public, private, and not-for profit boards of directors and is a former attorney with the Department of Justice.

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Austin J. Shanfelter

Director since 2007

Chairman of the Board of Directors

Mr. Shanfelter has been a member of our Board and a Class III director since May 22, 2007 and, effective January 1, 2021, was elected Chairman of the Board. On April 6, 2022, he was appointed Interim Chief Executive Officer and Interim Chief Financial Officer until September 2022. He served as Chairman of our Compensation Committee from May 2007 until March 2019, immediately prior to his appointment as our Interim Chief Operating Officer, a position he held until February 2020. In March 2020, following the end of his service as an interim officer, Mr. Shanfelter was once again appointed to serve as Chairman of our Compensation Committee, a position in which he served until June 1, 2021.  Mr. Shanfelter also served as a member of the Nominating and Governance Committee from May 2010 until March 2019, and stepped down as a member of the Compensation Committee effective March 24, 2022. Mr. Shanfelter served as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant from 2007 to 2008. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from 2001 to 2007. From 2000 to 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer and, prior to that role, he was a divisional president of MasTec from 1997 to 2000.

Mr. Shanfelter has been in the telecommunication, power, and specialty construction industry since 1981. Mr. Shanfelter became a member of the Society of Cable Television Engineers in 1982, the National Cable Television Association in 1991, and the Power and Communications Contractors Association (“PCAA”) in 1991, where he served as its President in 2007. Mr. Shanfelter was the majority owner and Chairman of Global HR Research LLC, a pre-employment screening company, from 2008 through 2016.  Mr. Shanfelter previously served as a member of the Board of Directors of Sabre Industries, a leading manufacturer of cell and power delivery structures. Mr. Shanfelter is currently serving on the Board of Governors of the National Wrestling Hall of Fame. Mr. Shanfelter is the current Chairman of Champions4Children, a non-profit organization supporting children in the Fort Meyers, Florida area.

Mr. Shanfelter is well qualified to serve on our Board due to his 30 years or more of varied and challenging business experience and almost 15 years of experience as a member of the Board. He is currently serving as Chair of the Board of Directors and has twice served as Chairman of the Compensation Committee. He has also temporarily served as Interim Chief Operating Officer of the Company from March 2019 until February 2020 and, thus, has an intimate and a vast awareness of the Company’s business operations. Elsewhere, Mr. Shanfelter has served on several other boards of directors and has President and Chief Executive Officer experience. The National Association of Corporate Directors had previously designated Mr. Shanfelter a Governance Fellow.

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Quentin P. Smith, Jr.

Director since 2022

Member of Audit and Compensation Committees

Mr. Smith has been a member of our Board as a Class II director since his appointment to the Board effective January 21, 2022. On March 24, 2022, Mr. Smith was appointed as a member of both the Audit and Compensation Committees. Mr. Smith joined the Board with comprehensive business development, operational, and governance experience across a spectrum of industries. Mr. Smith was founder and President of Cadre Business Advisors, LLC, a business management consulting firm that specialized in strategic planning, business performance improvement and capital formation. Prior to forming Cadre Business Advisors, Mr. Smith was a Partner-in-Charge of the Desert Southwest business consulting practice for Arthur Anderson. Mr. Smith previously served as Chairman and CEO of Denver Group Holdings, Inc./Data Line Holdings, Inc., which, at the time of the acquisition, was the largest independent information processing service bureau in the western US. Mr. Smith also served as a Director of STORE Capital, Inc., Patriot National, and is the Chairman of the Board and Founder of Banner Health. Among Mr. Smith's Board experience with various civic organizations, he has previously served as Chairman of the Board for Employee Solutions, Inc., a publicly traded company formerly acquired; Chairman of the Board for iCrossing, Inc., a privately-held company formerly acquired; and, as a Director for Arizona Public Service Company, a publicly traded company.

Mr. Smith is well qualified to serve on our Board due to his forty years or more of varied and challenging business experience. His private and public company expertise, in strategic planning, business development and business performance improvement are of particular note. Mr. Smith’s nomination and election are further steps in the refreshment and diversification efforts of the Board, thus expanding its variety of skill sets and professions, but also by helping it reflect the demographics of the communities served by the Company in terms of race, ethnicity, age, and gender.

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Mary E. Sullivan

Director since 2019

Chair of Audit Committee

Member of Nominating & Governance Committee

Ms. Sullivan has been a member of our Board and a Class III director since her appointment to the Board effective January 1, 2019, and since that date has served as Chair of our Audit Committee and as a member of the Nominating and Governance Committee.

Ms. Sullivan currently serves as Chief Financial Officer for Susser Holdings II, L.P. From 2000 to 2015, Ms. Sullivan worked for Susser Holdings Corporation (NYSE: SUSS), a company engaged in convenience store and fuel distribution operations, as Vice President of Finance and as Executive Vice President, Treasurer and Chief Financial Officer. From 2012 to 2015, Ms. Sullivan also served as Executive Vice President, Treasurer and Chief Financial Officer of Susser Holdings’ subsidiary, Susser Petroleum Partners (NYSE: SUSP/SUN). From 1999 to 2000, Ms. Sullivan served as Director of Finance for the City of Corpus Christi, Texas. Prior to this, Ms. Sullivan served as Controller of Elementis Chromium, LP, a chrome chemical manufacturer, from 1993 to 1999. From 1979 to 1992, Ms. Sullivan served in accounting positions and as Treasurer for Central Power and Light Company. Ms. Sullivan also has been a director of Susser Bank, a privately-owned community bank, since 2018, and of its parent company, Susser Banc Holdings Corporation since 2021, serving as the Audit Committee Chair from July 2018 to November 2021.

Ms. Sullivan is well qualified to serve on our Board due to her more than forty years of financial and accounting business experience. She meets the standards as an audit committee financial expert and is currently serving as Chair of the Company’s Audit Committee. Ms. Sullivan is a Certified Public Accountant, a Certified Management Accountant, a Chartered Financial Analyst, Chartered Global Management Accountant, and a Project Management Professional. Ms. Sullivan is a National Association of Corporate Directors Certified Director.

Directors are expected to attend all meetings of the Board and each committee on which they serve, and the Board encourages all its members to attend each Annual Meeting of Stockholders.

The Board held eight meetings during 2022.  Each director attended 100% of all meetings of the Board and committees on which he or she served, and all then-current directors attended the 2022 Annual Meeting of Stockholders.

Non-management directors meet in executive sessions on a regular basis, generally at both the beginning and the end of each regularly scheduled Board meeting. While the Chairman of the Board normally presides over the executive sessions, during the period of April 6, 2022 until March 1, 2023, the then Lead Independent Director presided over these sessions. In addition, the Audit Committee has adopted a practice of reserving time at each meeting to meet without members of the Company management present. The Compensation Committee has adopted a similar practice.

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COMMITTEES OF THE BOARD

The Board has three standing committees: The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. These committees are comprised exclusively of independent directors as defined by the listing standards of the NYSE. Each committee is governed by a written charter approved by the Board. A copy of each charter is under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

AUDIT COMMITTEE

The Audit Committee helps set the “tone at the top” and assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Pursuant to its charter, the Audit Committee has the following responsibilities, among others:

❖	To select the independent auditor to audit our annual financial statements;
❖	To approve the overall scope of and oversee the annual audit and any non-audit services;
❖	To assist management in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor and our internal audit function, and our compliance with legal and regulatory requirements;
❖	To discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;
❖	To discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;
❖	To discuss policies with respect to risk assessment and risk management; and
❖	To review with the independent auditor any audit problems or difficulties and management’s responses.

During 2022, Ms. Sullivan and Messrs. Amonett, Caliel and Smith served on the Audit Committee, with Ms. Sullivan serving as its chair. The Board has determined each of the above to be independent under NYSE listing standards and applicable SEC rules applicable to audit committee members. In addition, Ms. Sullivan meets the relevant standards as an “audit committee financial expert” as defined by SEC rules. In 2022, the Audit Committee met five times. A report by the Audit Committee is presented elsewhere in this proxy statement.

COMPENSATION COMMITTEE

The Compensation Committee supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. Pursuant to its charter, the Compensation Committee has the following responsibilities, among others:

❖	To develop an overall executive compensation philosophy, strategy, and framework consistent with corporate objectives and stockholder interests;
❖	To review, approve and recommend all actions relating to compensation, promotion, and employment-related arrangements for senior management, including severance arrangements;
❖	To approve incentive and bonus plans applicable to senior management and administer awards under incentive compensation and equity-based plans;
❖	To review and recommend major changes to and take administrative actions associated with any other forms of non-salary compensation; and
❖	To review and approve or recommend to the entire Board for its approval, any transaction in our equity securities between us and any of our officers or directors subject to Section 16 of the Exchange Act.

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During 2022, the Compensation Committee was comprised of Ms. Foran and Messrs. Daerr, Caliel and Smith, with Ms. Foran serving as Chair. The Board has determined each current and then serving member of the Compensation Committee to be independent while serving in such capacity, under the listing standards of the NYSE, both for directors generally and compensation committee members specifically. In addition, the Board determined that each member of the Compensation Committee was a non-employee director as defined in Rule 16b-3 of the Exchange Act.  The Compensation Committee met eight times during 2022. A report by the Compensation Committee is presented elsewhere in this proxy statement.

Compensation Committee Interlocks and Insider Participation.  As noted above, Messrs. Daerr, Caliel and Smith, and Ms. Foran currently serve on our Compensation Committee. No Compensation Committee member served as an officer or employee of our Company or any of our subsidiaries while serving on the Compensation Committee. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, when one of that entity’s executive officers served on our Board or on our Compensation Committee.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee recommends director candidates to the Board, oversees the evaluation of Board and Committee members, and develops and monitors corporate governance principles, practices and guidelines for the Board and the Company. Pursuant to its charter, the Nominating and Governance Committee has the following responsibilities, among others:

❖	To identify individuals qualified to become Board members and to recommend that the Board select the director nominees for election at annual meetings of stockholders or for appointment to fill vacancies;
❖	To recommend to the Board directors for each committee of the Board;
❖	To advise the Board about appropriate composition of the Board and its committees;
❖	To advise the Board about, develop and recommend to the Board appropriate corporate governance practices, principles, and guidelines, and to assist the Board in implementing those practices;
❖	To lead the Board in its annual review of the performance of the Board and its committees; and
❖	To perform such other functions as the Board may assign to the committee from time to time.

During 2022, the Nominating and Governance Committee consisted of Mr. Amonett and Mses. Foran and Sullivan, with Mr. Amonett serving as Chair.  The Board has determined that each member of this committee was independent as defined in the applicable rules of the NYSE during his or her period of service. The Nominating and Governance Committee met five times during 2022.

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DIRECTOR NOMINATIONS BY STOCKHOLDERS

Any stockholder who wishes to recommend a nominee for director for the 2023 Annual Meeting of Company Stockholders must send written notice to the Corporate Secretary in accordance with instructions set forth below and later in this proxy statement under the caption “Submission of Stockholder Proposals for 2023 Annual Meeting.”

As provided in our Amended and Restated Bylaws, any stockholder notices of intention to nominate a director must include:

❖	The name and address of the stockholder;
❖	A representation that the stockholder is entitled to vote at the meeting at which directors will be elected;
❖	The number of shares of the Company that are beneficially owned by the stockholder; and
❖	A representation that the stockholder intends to appear virtually at the meeting to nominate the person or persons specified in the notice.

In addition, the notice must contain the following information with respect to the person nominated by the stockholder:

❖	Name and address;
❖	A complete resume or statement of the candidate’s qualifications, including education, work experience, industry knowledge, membership on other boards of directors, and civic activity;
❖	A description of any arrangements and understandings between the stockholder and the nominee and any other persons pursuant to which the nomination is made;
❖	The consent of each such nominee to serve as a director if elected; and
❖	Such other information as required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations of the SEC and the NYSE.

The Nominating and Governance Committee seeks to achieve a Board composed of diverse individuals who have experience relevant to the needs of the Company and who have a high level of professional and personal ethics. In addition, prospective directors must have time available to devote to Board activities. The Nominating and Governance Committee uses a variety of methods and multiple sources to identify and evaluate nominees for directors, including referrals from other directors and management, recommendations by stockholders, and third-party professional search firms.

The Company did not receive any stockholder nominations for director to be considered by the Nominating and Governance Committee for the Annual Meeting and, pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly nominate a candidate for director for consideration at this year’s Annual Meeting.

ANNUAL PERFORMANCE EVALUATIONS

The Board and its committees conduct self-performance evaluations and review each committee charter. In addition, our Corporate Governance Guidelines are reviewed and reassessed for adequacy annually.

2023 Proxy Statement	25

BOARD MEMBERSHIP MATRIX

The following tables reflect the composition, competencies and experience summary of our current Board of Directors.

Qualification	Austin J. Shanfelter (Chairman)	Thomas N. Amonett	Travis J. Boone	Michael J. Caliel	Richard L. Daerr, Jr.	Margaret M. Foran	Mary E. Sullivan	Quentin P. Smith, Jr.
Regulatory Compliance
Independent Director per SEC & NYSE	✓	✓		✓	✓	✓	✓	✓
Independent Director per ISS & GL	✓	✓		✓	✓	✓	✓	✓
Qualified Designated Financial Expert	N/A	N/A	N/A	N/A	✓	✓	✓	✓
Personal
Prior Public Board Experience	✓	✓		✓	✓	✓	✓	✓
Prior Private Board Experience	✓	✓		✓	✓	✓	✓	✓
# of other current public boards	0	0	0	0	0	0	0	0
Previous NACD Fellowship	✓	✓		✓	✓	✓	✓
Ethnic diversity			✓					✓
Gender diversity						✓	✓
Birth Year	Aug. 1957	Oct. 1943	July 1973	May 1959	Aug. 1944	Nov. 1954	Nov. 1956	June 1951
Director Since	May 2007	May 2007	Nov. 2022	Jan. 2019	May 2007	Oct. 2019	Jan. 2019	Jan. 2022
Retired or Employed Full Time	Retired	Retired	Employed	Retired	Retired	Employed	Employed	Employed
Public Company Experience	✓	✓	✓	✓	✓	✓	✓	✓
Private Company Experience	✓	✓	✓	✓	✓	✓	✓	✓
Not-for-Profit Experience					✓	✓	✓	✓
Government Experience					✓		✓
Academia					✓	✓
Community Leadership / Philanthropic Experience	✓	✓	✓	✓	✓	✓	✓	✓
Board Committees
Audit	N/A	Member	N/A	Member	N/A	N/A	Chair	Member
Nominating and Governance	N/A	Chair	N/A	N/A	N/A	Member	Member	N/A
Compensation	N/A	N/A	N/A	Member	Member	Chair	N/A	Member
Decision-Making Experience at Executive Level ("DM") or Other Substantial Experience ("S")
Current or recent public company CEO	✓	✓	✓	✓				✓
Prior Committee expertise	✓	✓		✓	✓	✓	✓	✓
Relevant industry expertise	✓	✓	✓	✓	✓
Consolidation/M&A expertise		✓	✓		✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓
Accounting				✓		✓	✓
Marketing / Finance				✓	✓	✓	✓	✓
Technology / New media			✓				✓	✓
Human Resources / Compensation	✓						✓	✓
Health, Safety, Environment & Sustainability	✓	✓	✓	✓	✓	✓	✓	✓
International Business		✓	✓	✓	✓	✓
Corporate Governance		✓			✓	✓		✓
Legal / Compliance					✓	✓

2023 Proxy Statement	26

DIRECTOR COMPENSATION

The following table describes the compensation earned by persons who served as non-employee directors during 2022.  Amounts paid to Mr. Boone, who has served as President and Chief Executive Officer since September 12, 2022, and Mr. Shanfelter who served as Interim Chief Executive Officer and Interim Chief Financial Officer from April 6, 2022 through September 11, 2022, and Executive Chair from September 12, 2022 until March 1, 2023, are reported in the charts under “Executive Compensation.”

Name	Fees Earned or Paid in Cash[1]	Stock Compensation[2]	Total
Thomas N. Amonett	$95,000	$90,000	$185,000
Michael J. Caliel	$85,000	$90,000	$175,000
Richard L. Daerr, Jr.	$100,750	$90,000	$190,750
Margaret M. Foran	$95,000	$90,000	$185,000
Austin J. Shanfelter	$46,250[3]	--	$46,250
Quentin P. Smith, Jr.	$80,278	$120,000	$200,278
Mary E. Sullivan	$95,000	$90,000	$185,000

1	Amounts in this column represent retainers and chairmanship fees as detailed in the chart.
2

Each of our non-employee directors was awarded 32,258 shares of common stock on May 19, 2022, which was in addition to 8.929 shares that Mr. Smith was awarded on January 21, 2022, as a result of his appointment to the Board. However, as reported under “EXECUTIVE COMPENSATION,” upon assuming the duties of (a) Interim Chief Executive Officer and Interim Chief Financial Officer and (b) Executive Chair, Mr. Shanfelter was awarded 179,211 and 250,896 restricted stock units, respectively.

3	Mr. Shanfelter’s non-employee director fees paid prior to April 6, 2022.

The Compensation Committee of the Board of Directors retained Meridian Compensation Partners, LLC (“Meridian”), an independent consulting firm, to assist in determining the components and amounts of director compensation for 2022 based on comparisons of board compensation in similarly situated companies.

2023 Proxy Statement	27

Our director compensation program typically consists of both cash and equity compensation.  In 2022, the Compensation Committee granted equity awards to our non-employee directors valued at $90,000 per director and currently expects to grant equity awards to non-employee directors during fiscal 2023.  The current schedule of director fees as follows:

Fee Description	Annual Amount
Board Service Annual Cash Retainer	$85,000
Board Chair Annual Additional Cash Fee	$100,000
Each Committee Chair, Additional Annual Cash Fee	$10,000
Lead Independent Director Additional Annual Cash Fee	$21,000
Board Service Annual Equity Grant	$90,000
Board Chair Additional Annual Equity Grant	$100,000

All cash retainers are paid quarterly in arrears. The Company also reimburses non-employee directors for reasonable travel and lodging expenses incurred for attending Board and committee meetings.

2023 Proxy Statement	28

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the executive officers of the Company serving as of the date of this proxy statement. All executive officers are appointed by, and serve at the pleasure of, the Board. There is no family relationship between or among any of the Company’s directors and executive officers.

Name	Age	Position with the Company
Travis J. Boone	49	President and Chief Executive Officer
G. Scott Thanisch	52	Executive Vice President, Chief Financial Officer and Treasurer
Peter R. Buchler	76	Executive Vice President, Chief Administrative Officer, Chief Compliance Officer, General Counsel, and Secretary

Below is a summary of the business experience of our current executive officers other than Mr. Boone, our President and Chief Executive Officer (whose business experience is included under the above caption “Nominees for Directors”).

G. Scott Thanisch

Executive Vice President, Chief Financial Officer

and Treasurer

Mr. Thanisch joined Orion in 2022. Prior to joining Orion, he co-founded and served as Chief Financial Officer for a Texas-based construction services start-up. Mr. Thanisch was Chief Financial Officer of CHC Helicopter from 2017 to 2021 and Director of Finance and Treasury for specialty constructor PLH Group from 2014 to 2016. During his nearly 30-year career in corporate finance, he has championed technology-driven process improvements and deep operational engagement in the finance organization.

Peter R. Buchler

Executive Vice President, General Counsel,

Chief Administrative Officer, Corporate Secretary and Chief Compliance Officer

Mr. Buchler joined the Company as Vice President, General Counsel and Corporate Secretary in September 2009. He subsequently became the Company’s Chief Compliance Officer and effective January 1, 2010, became Executive Vice President. In 2011, he became our Chief Administrative Officer. Prior to joining the Company, Mr. Buchler founded and operated The Buchler Group, LLC, a consulting firm providing corporate and contracting advisory services to the domestic and international construction industry. From 2003 to 2008, Mr. Buchler worked for Global Industries, Ltd. (formerly NASDAQ: GLBL) in various capacities, including Assistant General Counsel, Vice President Commercial and Subcontracts, and Vice President of Asia Pacific. Prior to this, he served as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Cooperheat-MQS, Inc. Even earlier, he served as Assistant General Counsel, Corporate and subsequently Assistant General Counsel, Marine Construction, Shipbuilding and Industrial Services segments of McDermott International, Inc. (formerly NYSE: MDR).  Mr. Buchler is a B-52 combat veteran, is the former Chief Judge Advocate General of the Louisiana Air National Guard and has over 40 years of experience, in the marine construction industry. He is admitted to practice law in Texas and Louisiana, is certified as a Compliance and Ethics Professional by the Society of Corporate Compliance and Ethics, and the National Association of Corporate Directors had previously designated him as a Governance Fellow.

2023 Proxy Statement	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERS

The following two tables, based in part upon information supplied by officers, directors, and certain stockholders, sets forth the percentage of ownership of the Company’s outstanding common stock as of the Record Date by:

❖	Each person or entity who is known by the Company to own beneficially more than 5% of the Company’s outstanding common stock;
❖	Each of the Company’s directors during 2022;
❖	Each of the Company’s named executive officers during 2022, and
❖	All directors and executive officers of the Company as a group.

Name and Address of 5% Stockholders	Shares Beneficially Owned	Percent of Shares[1]
Brandes Investment Partners, L.P.[2]	3,476,118	11.2%
Dimensional Fund Advisors, LP3	1,977,680	6.3%
Royce & Associates, LP4	1,638,368	5.2%
Grace & White, Inc.[5]	1,551,839	5.0%

1Calculated based on 31,014,259 shares of common stock outstanding on the Record Date.

2Based on information set forth in a Schedule 13G filed with the SEC on January 5, 2023, by Brandes Investment Partners, L.P., 4275 Executive Square, 5th Floor, La Jolla, CA 92037. Brandes Investment Partners, L.P., an investment advisor, filed this Schedule 13G pursuant to a Joint Filing Agreement by and between Co-GP, LLC, Brandes Worldwide Holdings, L.P., and Glenn Carlson, respective control persons of the investment advisor, reports that it has shared voting power for 2,256,118 shares and shared dispositive power over all reported shares.

3Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2023, by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional Fund Advisors LP, an investment adviser, reports that it has sole voting power for 1,931,199 shares and sole dispositive power over all reported shares.

4Based on information set forth in a Schedule 13G filed with the SEC on January 31, 2023, by Royce & Associates, LP, 745 Fifth Avenue, New York, NY 10151.  Royce & Associates, LP, an investment advisor, reports it has sole voting power and sole dispositive power over all reported shares.

5Based on information set forth in a Schedule 13-G filed with the SEC on January 6, 2023, by Grace & White, Inc., 515 Madison Avenue, Suite 1700, New York, New York 10022.  Grace & White, Inc., an investment advisor, reports that is has sole dispositive power of 421,507 shares, no shared dispositive power, and sole dispositive power of all reported shares.

2023 Proxy Statement	30

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Owned (1)	Shares Acquirable Within 60 days Upon the Exercise of Stock Options (2)	Total Beneficial Ownership	Percent of Class (3)
DIRECTORS:
Thomas N. Amonett	231,678	-	232,678	*
Travis J. Boone, President & CEO	446,097	-	446,097	1.4%
Michael J. Caliel	143,901	-	143,901	*
Richard L. Daerr, Jr.	240,538	-	240,538	*
Margaret M. Foran	101,274	-	101,274	*
Austin J. Shanfelter, Chairman	492,948	-	492,948	1.6%
Quentin P. Smith, Jr.	41,187	-	41,187	*
Mary E. Sullivan	201,401	-	201,401	*
OTHER NAMED EXECUTIVE OFFICERS:
G. Scott Thanisch	130,909	--	130,909	*
Peter R. Buchler	392,461	97,626	490,087	1.6%
Mark R. Stauffer, former President & CEO(4)	782,176	--	782,176	2.5%
Current Directors and Officers as a group (10 Persons):	2,422,394	97,626	2,521,020	8.1%

* Less than 1%

(1)	Includes time-based restricted stock for which vesting restrictions have not lapsed, however, the recipient retains voting rights.
(2)	Includes shares of our common stock that may be acquired under outstanding stock options that are currently vested or will vest within 60 days of the Record Date.
(3)

Calculated based on 31,014,259 shares of common stock outstanding on the Record Date. For each individual who holds options, this percentage is determined by assuming he exercises all of his options that are vested on or within 60 days of the Record Date.

(4)

As of time of separation on April 6, 2022. Excludes restricted shares, performance based RSUs, and stock options forfeited as a result of Mr. Stauffer’s April 6, 2022 separation from the Company. Mr. Stauffer’s number of outstanding shares of common stock owned is excluded from the current directors and officers as a group.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of Company stock with the SEC. Based solely on our review of such reports as filed with the SEC and written representations from our officers and directors that no other reports were required for those persons, we believe that all of our officers, directors and greater than 10% shareholders timely complied with the filing requirements applicable to such persons for the year ended December 31, 2022, except that:

▪    Mr. Thanisch inadvertently filed his Form 3 reporting his appointment as Executive Vice President and Chief Financial Officer one day late on September 23, 2022, and failed to timely report an equity award from the Company received on September 12, 2022, which was subsequently reported on a Form 4 filed on September 23, 2022; and

▪    Mr. Smith inadvertently filed his Form 3 reporting his appointment as Director one day late on February 1, 2022.

2023 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation philosophy and objectives, each element of our executive compensation program and how the Compensation Committee of the Board of Directors (referred to throughout this CD&A as the “Committee”) made its compensation decisions for our 2022 NEOs listed below:

NEO	CURRENT TITLE
Travis J. Boone	President and Chief Executive Officer
Scott Thanisch	Executive Vice President, Chief Financial Officer and Treasurer
Peter R. Buchler	Executive Vice President, Chief Administrative Officer, General Counsel, Corporate Secretary and Chief Compliance Officer
Austin Shanfelter	Chairman of the Board, former Executive Chairman of the Board, Former Interim Executive Chairman, former Interim Chief Executive Officer, and former Interim Chief Financial Officer
Mark R. Stauffer	Former President, Chief Executive Officer, and Interim Chief Financial Officer

EXECUTIVE TRANSITION

On April 6, 2022, Mr. Stauffer, who was serving as Chief Executive Officer and Interim Chief Financial Officer, separated from the Company. As part of Mr. Stauffer’s separation, the Board appointed Mr. Shanfelter as Interim Chief Executive Officer and Interim Chief Financial Officer. Mr. Shanfelter also continued to serve in his role as Chairman of the Board. Mr. Stauffer entered into a consulting agreement to serve as an advisor to Mr. Shanfelter through June 30, 2022. Further details of Mr. Stauffer’s consulting agreement are discussed later in this CD&A.

On September 12, 2022, Mr. Boone was appointed President and Chief Executive Officer, and Mr. Thanisch was appointed as Executive Vice President and Chief Financial Officer. Upon their appointment, Mr. Shanfelter resigned from his role as Interim Chief Executive Officer and Interim Chief Financial Officer but maintained his role as Executive Chairman.

On March 1, 2023 as part of a planned transition, Mr. Shanfelter resigned his role as Executive Chairman of the Board and was re-appointed by the Board as nonexecutive Chairman of the Board.

EXECUTIVE SUMMARY

It is our goal to be the premier specialty construction company, focused on providing solutions for our customers across the infrastructure, industrial, and building sectors, while maintaining a healthy financial position and maximizing stakeholder value. Our executive compensation programs are structured to support our business strategy and to ensure long-term alignment between our executives and our stockholders.

2023 Proxy Statement	32

2022 BUSINESS OVERVIEW

We are a leading specialty construction company serving the infrastructure, industrial and building sectors. We provide services both on and off the water in the continental United States, Alaska, Canada and the Caribbean Basin through our marine segment and our concrete segment. Our marine segment provides construction and dredging services relating to marine transportation facility construction; marine pipeline construction; marine environmental structures; dredging of waterways, channels, and ports; and environmental dredging, design, and specialty services. Our concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural, and other associated business areas. We are headquartered in Houston, Texas with regional offices throughout our operating areas.

BUSINESS HIGHLIGHTS

2022 was a pivotal year in the history of Orion. The Company’s new CEO and CFO started in September and quickly have set Orion on a path towards sustainable, profitable growth. Revenue increased 24% to the highest level in company history, and adjusted EBITDA increased 32% as compared to 2021. Our renewed focus on quality execution, controlled spending, and prioritized investment will establish a solid foundation to build on in the coming years. In 2023, Orion will be pursuing profitable opportunities that fit our strengths, delivering projects on-time and on-budget, and investing in people, tools and training to drive continuous improvement in our operational, financial, and safety metrics.

	$10 million vs. 2021: $0	with decades of industry experience and success
Delivering for Our Customers 2022 Revenue $748 million vs. 2021: $601 Million	Improving Our Results Operating Cash Flow $10 million vs. 2021: $0	Retooling Our Leadership Installed senior leaders with decades of industry experience and success

2023 Proxy Statement	33

SUMMARY OF 2022 EXECUTIVE COMPENSATION DECISIONS

As described in greater detail below, the three primary components of our program are base salaries, annual bonus opportunities, and long-term equity incentive awards. Highlights of our 2022 program include:

❖	Base Salaries: No changes were made to Mr. Stauffer or Mr. Buchler’s salaries for 2022, and the Committee established the annual salaries of Mr. Boone and Mr. Thanisch.
❖	Annual Bonus Plan: For 2022, given the focus on management transition, the Committee did not establish any goals under our NEO Bonus Plan (“NBP”). No bonuses were earned or paid to any of the NEOs in respect of 2022 under the NBP, although certain NEOs received bonuses under other programs as noted below.
❖	Stub Period Bonus (CEO and CFO): As part of their letter agreements, Mr. Boone and Mr. Thanisch were eligible for a “stub period” bonus for 2022 with target payout contingent upon achievement of at least $25 million in EBITDA for the full year. Based upon actual achievement of $23.5 million in EBITDA, and a qualitative assessment of overall performance, the Compensation Committee approved a prorated payout of $188,000 for Mr. Boone and $94,000 for Mr. Thanisch that reflected 94% of the target opportunity under their letter agreements.
❖	Equity Awards: Due to management transition activity, the Committee did not approve any normal annual equity awards for our NEOs during 2022. The Committee did approve time-based equity awards to Mr. Shanfelter upon his appointment as Interim Chief Executive Officer and Interim Chief Financial Officer. The Committee also approved new-hire grants of time-based equity to Mr. Boone and Mr. Thanisch upon their appointment as executive officers.
❖	Special Award: In recognition of his outstanding work surrounding our executive transitions and helping to ensure stability through the transition period, the Compensation Committee approved a special recognition award of $150,000 for Mr. Buchler in November 2022. The award was paid entirely in the form of Company stock.

2023 Proxy Statement	34

OUR EXECUTIVE COMPENSATION PRACTICES

Adherence to executive compensation best practices is a critical component of good corporate governance, aids our committee in its decision-making process, enhances our ability to manage compensation-related risk, and is in the best interests of our stockholders and executives. Below are highlights of our current practices and policies that guide our executive compensation program:

What We Do	What We Don’t Do
Pay for performance	No tax gross ups
Significant emphasis on at-risk pay	No repricing of stock option awards
Executive and director stock ownership requirements	No hedging of Company stock
Independent Compensation Consultant	No special benefits or perquisites for NEOs
Double-trigger vesting of equity awards upon a change of control	No accelerated vesting of equity awards upon termination, except after a change of control

2022 SAY ON PAY

At our 2022 annual meeting of stockholders, we received 88.3% support for our advisory vote on executive compensation. The Committee values the input of our stockholders on the design of our executive pay programs. Throughout the year, we regularly engage in discussions with stockholders regarding a variety of topics related to our business, including executive compensation. While we believe that the 2022 vote reflects strong stockholder support, we remain committed to ensuring that our program remains aligned with the interests of our stockholders, with our guiding principles, and with evolving best practice standards of good governance.

88.3% Support in 2022

CEO PAY AT A GLANCE: ENSURING STABILITY THROUGH TRANSITION

Our program has historically structured to place a majority of CEO compensation at risk, with realizable value dependent upon company financial performance. During 2022 we maintained our focus on at risk and variable compensation while seeking to ensure stability of leadership.

The following table summarizes key components of compensation paid to each of the individuals who served as Chief Executive Officer during 2022.

2023 Proxy Statement	35

	Mark Stauffer	Austin Shanfelter	Travis Boone
Term as CEO	1/1/2022 – 4/6/2022	4/6/2022 – 9/12/2022	9/12/2022 – current
Base Salary	$725,000	◾ No CEO salary for service as CEO ◾ $600,000 fee for service as Executive Chairman	$750,000
Annual Incentive	◾ 100% of base salary ◾ Target opportunity ◾ No bonus earned	◾ No bonus opportunity	◾ $200,000 stub period opportunity for 2022 based on EBITDA performance ◾ Target opportunity of 100% of base salary for 2023 ◾ Actual bonus for 2022 of $188,000
Long-term Incentive	◾ No 2022 grant
◾
$500,000 in restricted shares granted for term as Interim CEO which vested upon Mr. Boone's appointment as CEO
◾
$700,000 in restricted shares granted for term as Interim Executive Chairman which vested upon Mr. Shanfelter’s resignation as an executive in March 2023

◾
$1,200,000 in restricted shares vesting 1/3 per year over three years, $200,000 of which were intended to replace forfeited stock from Mr. Boone’s previous employer
◾
$650,000 in performance units cliff vesting at the end of a three year performance period based upon return on invested capital (ROIC) and total shareholder return (TSR) performance*

*These PSU grants to Mr. Boone (and Mr. Thanisch) were not officially granted until March 29, 2023.

2023 Proxy Statement	36

WHAT GUIDES OUR PROGRAM

Our Company is one of the leaders in the specialty construction industry in part because of highly experienced and talented people. To ensure that we are positioned for future success, we must attract, retain, and engage the talent necessary to grow the Company, to ensure the quality and sustainability of that growth, and to produce positive long-term returns for our stockholders.

We have designed our executive compensation program to provide an externally competitive and internally equitable total rewards package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation. To further our mission of producing superior financial returns for our stockholders, we have designed our program with the following objectives:

Objectives	Our Approach
Pay for Performance	Provide the majority of NEO pay in the form of short-term cash and long-term equity incentives whose realized value is dependent upon our financial performance
Stockholder Alignment	Encourage and facilitate meaningful long-term share ownership by our NEOs through annual long-term incentive (“LTI”) awards and robust share ownership guidelines
Attract and retain highly qualified talent

Target NEO compensation opportunities to be competitive at the median of the market for similarly situated executives in our peer group

Provide a significant portion of NEO compensation in the form of LTI awards that vest or are earned over multiple years

2023 Proxy Statement	37

PRINCIPAL ELEMENTS OF COMPENSATION

2022 was a year of significant management transition. A primary focus of our program for 2022 was to ensure stability of leadership through that transition and to ensure that we were able to attract and retain new executive leadership. Nevertheless, we maintained an approach to program design that included the following components:

Pay Elements	Form	Description
Base Salary	Cash (fixed)	Fixed cash payment for performing day-to-day responsibilities Critical in attracting and retaining qualified personnel
Annual Cash Bonus	Cash (variable)	Competitive annual incentive opportunity for achieving short-term financial goals and strategic objectives measured within the current year
LTI Awards	Equity (variable)

Restricted shares with time-based vesting restrictions that provide immediate retention value and direct alignment with stockholders by encouraging long-term share ownership

Performance-based equity for our new CEO and CFO with vesting tied to achievement of ROIC and absolute TSR goals over a three year performance period, which awards were granted in 2023

OUR PROCESS

THE ROLE OF THE COMPENSATION COMMITTEE

Our Board is responsible for making decisions about the compensation of our NEOs. The purpose of its Compensation Committee, which is composed solely of independent directors, is to assist the Board in discharging this responsibility by, among other things:

❖	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
❖	Reviewing and discussing with management the relationship between the Company’s compensation policies and practices, including the extent to which those policies and practices create risks for the Company;
❖	Reviewing and approving all company goals and objectives (both financial and nonfinancial) relevant to the compensation of the CEO;
❖	Evaluating, together with the other independent directors, the performance of the CEO in light of these goals and objectives and the quality and effectiveness of his leadership;
❖	Recommending to the Board for approval by the independent directors each element of the compensation of the CEO;
❖	Reviewing the performance evaluations of all other members of executive management (the CEO is responsible for preparing the performance evaluations of the non-CEO executive officers);
❖	Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management; and
❖	Granting all awards under our equity compensation plans and overseeing the administration of all such plans.

2023 Proxy Statement	38

The Committee works very closely with management and the Committee’s independent consultant to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in its charter, which is available under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

THE ROLE OF MANAGEMENT

The CEO, who may attend part of certain Committee meetings at the Committee’s request but is not present when the Committee makes determinations regarding his compensation, assists the Committee in determining the compensation of all other NEOs other than himself. Input provided by our CEO includes:

❖	Recommending any annual merit increases to the base salaries of the other NEOs; and,
❖	Establishing annual individual performance objectives for the other NEOs and evaluating their performance against such objectives, subject to Committee approval.

The other NEOs do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the CEO.

THE ROLE OF THE INDEPENDENT CONSULTANT

In furtherance of the Committee’s responsibility, the Committee engages an independent advisor to assist the Committee in evaluating our executive compensation. During 2022, the Committee engaged Meridian Compensation Partners. Meridian reported directly and exclusively to the Committee. During 2022, Meridian provided the Committee competitive marketplace compensation data for executives and directors and commented on the competitiveness and reasonableness of our executive and director compensation programs, as well as trends and developments impacting executive pay. The Committee regularly reviews the services provided by its outside consultants and based on the information provided by Meridian, determined that they were independent in providing executive compensation consulting services.

THE ROLE OF PEER GROUPS AND MARKET DATA

Paying competitively is critical to attracting and retaining experienced talent. In order to help ensure pay levels are competitive, we consider external survey data and data from peer group compensation disclosures as important market reference points around which to make well-informed compensation decisions. While we do not consider market data to be determinative, we generally target the median of the market for pay opportunities, with the potential (through annual cash incentives and long-term equity incentives) for executives to earn more or less than the market median depending upon performance.

The Committee periodically reviews the appropriateness of our pay posture in light of company and individual performance, as well as other factors specific to individual executives (such as tenure and internal equity concerns). No single position in the referenced surveys or within our peer group fully captures the breadth of the responsibilities of certain of our NEOs.

For 2022 NEO compensation decisions, the Committee considered market data provided by Meridian that reflected compensation for a peer group of 14 publicly traded engineering and construction firms. While we have very few direct “peers” in the market, the companies in this group were identified in consultation with Meridian as potential competitors for talent with businesses of similar financial size and scope. Each year, the Committee reviews the peer group in order to determine whether the companies in the group remain appropriate. A summary of the companies included in the 2022 peer group compensation review is provided below.

2023 Proxy Statement	39

2022 COMPENSATION PEER GROUP
Company Name	Industry Focus
Argan Inc.	Construction & Engineering
Eagle Materials	Construction Materials
Great Lakes Dredge & Dock	Construction & Engineering
Gulf Island Fabrication	Oil & Gas Equipment & Services
Hill International, Inc.	Construction & Engineering
IES Holdings	Construction & Engineering
Insteel Industries	Building Productions
L.B. Foster Company	Industrial Machinery
Matrix Service Company	Construction & Engineering
MYR Group	Construction & Engineering
Northwest Pipe Company	Construction & Engineering
Sterling Construction Company	Construction & Engineering
Team, Inc.	Environmental & Facilities Svcs.
VSE Corporation	Diversified Support Services

At the time of the annual review, our annual revenues fell within the middle range of the peer group. As in past years, the Committee will review and revise this group as appropriate in 2023.

To supplement the peer group data (which were collected from proxy compensation disclosures), Meridian also provided compensation statistics from a review of compensation survey data. Data reflected compensation rates across a broad group of general industry companies with revenues comparable to our own. Using a robust survey sample in combination with peer group data (along with the practice of reviewing market quartiles as opposed to averages) mitigates the impact of outliers, year-over-year volatility of compensation levels, and the risk of selection bias.

2023 Proxy Statement	40

2022 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

BASE SALARY

Our primary objective with respect to the base salary levels of our NEOs is to provide sufficient fixed cash income to retain and attract these experienced and valuable executives in a competitive market for executive talent. The base salaries of our NEOs are reviewed and adjusted (if appropriate) annually to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure of the officers, and the base salaries of the officers relative to one another. As noted previously, 2022 was a year of executive transition and the following table reflects the base salaries and adjustments for 2022.

NEO	January 1, 2022 Annualized Base Salary	September 2022 Annualized Base Salary
Mr. Stauffer*	$725,000	--
Mr. Shanfelter**	--	$600,000
Mr. Buchler	$375,000	$375,000
Mr. Boone***	--	$750,000
Mr. Thanisch****	--	$425,000

* Mr. Stauffer served as our President and Chief Executive Officer, and Interim Chief Financial Officer until April 6, 2022.

** Mr. Shanfelter served as our Interim Chief Executive Officer and Interim Chief Financial Officer from April 6, 2022 to September 12, 2022 and as our Interim Executive Chairman from April 6, 2022 to March 1, 2023. The salary shown is his annualized fee for service as Executive Chairman.

*** Mr. Boone was appointed as our Chief Executive Officer on September 12, 2022.

****Mr. Thanisch was appointed as our Executive Vice President and Chief Financial Officer on September 12, 2022.

ANNUAL CASH INCENTIVES OVERVIEW

Annual cash incentive opportunities for Mr. Stauffer and Mr. Buchler during 2022 were provided through our NEO Bonus Plan (NBP), as described below. Based upon Company performance, no awards were paid to either Mr. Stauffer or Mr. Buchler under the NBP.

Annual cash incentive opportunities for 2022 for Mr. Boone and Mr. Thanisch were established as part of their letter agreements with payout scaled based upon achievement of $25 million in EBITDA for 2022.  Further details are provided in this section.

NEO BONUS PLAN DESIGN

Under the NBP, annual target incentive opportunities are expressed as a percentage of base salary and are established by the Committee based on the NEOs level of responsibility and his ability to impact overall results. Actual bonus payouts under the plan are typically contingent upon achievement of specific financial, strategic, and individual goals, as shown:

Corporate Financial Performance Adjusted (EBITDA)	+	Strategic Goal Achievement Factor	+	Individual Goal Achievement Factor	=	Earned Bonus

Given their focus on a smooth management transition, the Committee did not establish specific goals under the NBP. Based upon actual performance for 2022, the Committee determined not to pay any bonuses under the NBP.

STUB PERIOD BONUS

Under their letter agreements, both Mr. Boone and Mr. Thanisch were eligible for bonus opportunities of $200,000 and $100,000, respectively, beginning on the date of their appointment as executive officers through

2023 Proxy Statement	41

the end of the year. Their bonus opportunities were based upon achieving EBITDA of $25 million for the full year. Based upon actual achievement of $23.5 million in EBITDA for 2022, and after a qualitative assessment of overall performance, the Committee prorated the bonus opportunities for Mr. Boone and Mr. Thanisch accordingly and approved payouts equal to 94% of the full opportunity.

AWARD DETERMINATION FOR 2022 PERFORMANCE

The table below provides a summary of the individual target incentive award opportunities, as well as actual awards earned.

	Target Award Opportunity		Approved Award
NEO	Target Opportunity Under NEO Bonus Plan	Target Stub Period Opportunity Under Letter Agreement	Dollar Value	Percent of Target Opportunity
Mr. Stauffer	$725,000	--	$0	0%
Mr. Buchler	$225,000	--	$0	0%
Mr. Boone	--	$200,000	$188,000	94%
Mr. Thanisch	--	100,000	$94,000	94%

SPECIAL AWARD TO MR. BUCHLER

In recognition of his role in ensuring management and operational stability throughout the various leadership transitions during the year, the Compensation Committee approved a special award of $150,000, entirely in the form of fully vested shares of common stock, for Mr. Buchler.

LONG-TERM EQUITY INCENTIVES

Consistent with the Company’s compensation philosophy, the Committee believes that LTI awards should promote improvements to stockholder value and strongly align the interests of our NEOs with those of our stockholders. Specifically, NEOs should hold a meaningful amount of unvested equity, which not only aligns their long-term interests with those of our stockholders, but also serves as an effective retention tool.

During 2022, the Committee approved LTI grants to three of our NEOs: Mr. Shanfelter, Mr. Boone, and Mr. Thanisch. Mr. Shanfelter’s LTI grants for his service as Interim Chief Executive Officer, Interim Chief Financial Officer and Interim Executive Chairman of the Board were entirely in the form of time-based restricted shares that vested upon completion of his term in each role. The letter agreements for each of Mr. Boone and Mr. Thanisch provided for equity awards in the form of performance share units (PSUs) and time-based restricted shares. The time-based restricted shares were granted in 2022, however, due to the timing of goal-setting and budget approval, the grant date of the PSU grants was delayed until March 29, 2023.

Performance Units	Restricted Shares
▪ Performance contingent ▪ Three-year cliff ▪ Performance metrics to be determined in Q1 2023	▪ Time-vested ▪ Awards vest 1/3 on the first, second and third anniversaries of grant ▪ Ties our NEOs directly to our stockholders with awards that encourage retention and long-term share ownership

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2022 LONG-TERM INCENTIVE AWARD GRANTS

The table below shows the long-term incentive awards granted or promised in 2022 to each of the NEOs.

NEO	Performance Units (#)	Time-Based Restricted Stock (#)	Total Grant Value
Mr. Stauffer	--	--	$--
Mr. Buchler	--	--	$--
Mr. Shanfelter (Interim CEO)	--	179,211	$500,000
Mr. Shanfelter (Interim Executive Chair)	--	250,896	$700,000
Mr. Boone	*	446,097	$1,200,000
Mr. Thanisch	*	130,909	$360,000

* On March 29, 2023, Mr. Boone was granted PSUs with a target grant value of $650,000 and Mr. Thanisch was granted PSUs with a target grant value of $240,000.

OTHER PROGRAMS, POLICIES AND GUIDELINES

STOCK OWNERSHIP REQUIREMENTS

To further enhance our focus on stockholder alignment, our executive compensation program includes stock ownership requirements for our NEOs and our directors. The required ownership levels are expressed as a multiple of salary (for NEOs) or a multiple of the annual Board retainer (for directors), as summarized in the table below:

Covered Position	Stock Ownership Requirement (Minimum Value)
CEO	3.0x
CFO	2.0x
Other NEOs	1.5x
Directors	3.0x

Shares that may be counted toward the satisfaction of these guidelines include shares held outright, through benefit plans or in trust, unvested restricted shares, and in-the-money value of unexercised stock options. Directors and NEOs have five years from the date first subject to these guidelines to comply with the minimum ownership requirement.

2023 Proxy Statement	43

BENEFITS

Each NEO is eligible to participate in the same benefit plans and programs that are (or in the future may be) available to our other salaried employees, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. This also includes our 401(k) plan, which provides that we match 100% on the first 2% of eligible compensation contributed to the plan, and 50% on the next 2% of eligible compensation contributed to the plan. These matching contributions vest over a four-year period. At our discretion, we may make additional matching and profit-sharing contributions to the plan.

We do not have any supplemental benefits or perquisites for our NEOs that are not generally available to other salaried employees in the organization, except for auto allowances, which are provided to a number of our personnel. We believe providing our NEOs with this benefit meets a legitimate business need and is competitively appropriate.

We do not own any interest in or lease any aircraft, nor do we pay or reimburse country club memberships, nor do we provide any retirement benefits beyond what is generally available to all employees. However, the Committee in its discretion may revise, amend, or add to the officers’ executive benefits and perquisites as it deems advisable.

The Committee reviews the overall cost to us of our benefit programs generally on an annual basis or when changes are proposed. The Committee believes that the benefits provided by these programs have been important factors in attracting and retaining key employees, including the NEOs.

INSIDER TRADING AND SPECULATION IN ORION STOCK

We have established policies prohibiting our officers, directors, and employees from purchasing or selling Company securities while in possession of material or nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. In addition, our policies prohibit our officers, directors, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect.

Hedging in our stock by directors, officers and
employees is prohibited by the above policies.

RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES

Management has conducted an in-depth risk assessment of our compensation policies and practices and concluded that that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified.

2023 Proxy Statement	44

STAUFFER SEPARATION

In connection with Mr. Stauffer’s separation from the Company, he and the Company entered into a consulting agreement effective April 6, 2022 (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. Stauffer provided short-term transition assistance to Mr. Shanfelter in his role as Interim Chief Executive Officer and Interim Chief Financial Officer through June 30, 2022, for a weekly fee of $13,900.

Mr. Stauffer and the Company also entered into a Separation and General Release Agreement, effective April 6, 2022 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Stauffer signed a customary general release and waiver of claims. In consideration of this release and the fact that Mr. Stauffer’s separation was an involuntary not-for-cause termination under his Employment Agreement, Mr. Stauffer received (i) the cash severance payments due him under the terms of his Employment Agreement with the Company, dated January 1, 2015, as amended by the First through Fourth Amendments, as previously disclosed by the Company, and (ii) accelerated vesting of certain outstanding equity awards which were scheduled to vest on or prior to August 31, 2022. See “Executive Compensation – Potential Payments Upon Termination or Change in Control” below for more information.

POST-EMPLOYMENT COMPENSATION

Under their letter agreements, Mr. Boone and Mr. Thanisch and, under his employment agreement, Mr. Buchler are entitled to certain severance benefits in the case of a qualifying termination. Severance payments following a change in control are subject to a double trigger and we do not provide excise tax gross-up payments.

Absent a change in control, in the event of a resignation for “good reason” (as defined in the agreements) or a termination without cause, each of our NEOs is entitled to one year of his base salary. Following a change in control, in the event a resignation for “good reason” (as defined in the agreements) or a termination without cause following a change-in-control, each of our NEOs is entitled to receive his respective base salary continued for a period of time. Such period is two and one-half years under Mr. Buchler’s employment agreement and Mr. Thanisch’s letter agreement, and three years for Mr. Boone under his letter agreement. We do not provide any tax gross-ups. With respect to unvested equity, NEOs may exercise vested stock options following termination, but upon termination all unvested restricted stock and performance based RSUs lapse according to the terms of our long-term incentive plan. Severance payments following a change in control are subject to a double trigger, and we do not provide any tax gross-up payments.

The Company provides these contractual severance benefits in order to help support retention of valuable executive talent, and to ensure that executives remain focused on the best interests of stockholders — particularly in the context of any potential transaction. The Committee believes that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

2023 Proxy Statement	45

TAX DEDUCTIBILITY OF COMPENSATION

The committee considers certain tax implications when designing our executive compensation programs and certain specific awards. However, the committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the committee has discretion to authorize compensation that does not qualify for income tax deductibility.

2023 Proxy Statement	46

EXECUTIVE COMPENSATION

The table below sets forth information regarding compensation earned by, awarded to, or paid to anyone who served as the Company’s principal executive officer or principal financial officer during fiscal year 2022, and our other NEOs as of December 31, 2022.

SUMMARY COMPENSATION TABLE

				Non-Equity Incentive Plan	Equity Awards[3]
Name	Year	Salary[1]	Bonuses	Compensation [2]	Stock Awards	Option Awards	All Other Compensation[4]	Total
Travis J. Boone President & CEO	2022	$216,346	$188,000	$0	$1,200,000	$0	$0	$1,604,346
G. Scott Thanisch EVP, CFO & Treasurer	2022	$122,596	$94,000	$0	$360,000	$0	$3,635	$580,231
Peter R. Buchler EVP, CCO, CAO, GC & Secretary	2022	$375,000	$14,719	$0	$150,000	$0	$20,821	$560,540
	2021	$368,750	$0	$0	$480,800	$0	$20,417	$869,967
Mark R. Stauffer Former President and CEO[5]	2022	$209,135	$44,156	$0	$0	$0	$564,063	$817,354
	2021	$686,250	$0	$0	$1,322,200	$0	$23,700	$2,032,150
Austin J. Shanfelter Former Interim CEO, Interim CFO and former Executive Chair[6]	2022	$485,384	$0	$0	$1,200,000	$0	$0	$1,685,385

1	Salary paid during each respective year. Messrs. Boone and Thanisch were employed beginning September 12, 2022, and Mr. Shanfelter was employed beginning on April 7, 2022.
2

For information regarding the NBP for fiscal 2022, please see the discussion entitled “Executive Compensation Program in Detail – Annual Cash Incentives” in the Compensation Discussion and Analysis section of this proxy statement.

3

Represents the grant date fair value of equity awards granted during the fiscal year as determined under ASC Topic 718. Includes both our time-based shares of restricted stock and our performance-based RSUs. We value our shares of restricted stock and performance-based RSUs at the closing price of a share of our common stock on the grant date. For more information on how we value our equity awards, please see Note 15 of the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. For more information on the equity awards granted during fiscal 2022, please see the next table (“Grants of Plan-Based Awards”).

4

The 2022 figure for each NEO includes an automobile allowance ($13,635, $12,600 and $15,001 for each of Messrs. Thanisch, Buchler and Stauffer, respectively) and the Company’s matching contribution under the 401(k) Plan ($6,274 for Mr. Stauffer and $8,221 for Mr. Buchler, respectively). For Mr. Stauffer, this also includes severance payments totaling $540,841, as further described under “Executive Compensation – Potential Payments upon Termination or Change in Control.”

5	Mr. Stauffer separated from the Company effective April 6, 2022.
6	Mr. Shanfelter served as Interim CEO and Interim CFO from April 7, 2022 until September 12, 2022, and Executive Chair from September 13, 2022 until March 1, 2023.

2023 Proxy Statement	47

GRANTS OF PLAN BASED AWARDS

The table below provides additional information regarding equity and non-equity incentive plan awards granted to our NEOs during the fiscal year ended December 31, 2022.

								All Other
								Stock
								Awards:	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Value of
		Under Non-Equity Incentive			Under Equity Incentive Plan			Shares of	Stock and
		Awards[1]			Awards[2]			Stock or	Option
								Units[3]	Awards[4]
								(#)	($)
Name and	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Type of Grant	Date	($)	($)	($)	(#)	(#)	(#)
Travis J. Boone
Annual Cash Incentive		─	$200,000	─	─	─	─	─	─
Restricted Shares	8/15/22	─	─	─	─	─	─	446,097	$1,200,000
G. Scott Thanisch
Annual Cash Incentive		─	$100,000	─	─	─	─	─	─
Restricted Shares	9/12/22	─	─	─	─	─	─	130,909	$360,000
Peter R. Buchler
Annual Cash Incentive		─	─	─	─	─	─	─	─
Restricted Shares	11/16/22	─	─	─	─	─	─	64,935	$150,000
Mark R. Stauffer
Annual Cash Incentive		─	─	─	─	─	─	─	─
Austin J. Shanfelter
Annual Cash Incentive		─	─	─	─	─	─	─	─
Time Based RSUs	05/19/22	─	─	─	─	─	─	430,107	$1,200,000

1

Represents the threshold, target and maximum possible awards that could be earned by each NEO under our NBP for fiscal 2021 performance. The actual amount paid to each NEO under the NBP for 2021 performance is reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” No payouts were made under our NBP for the fiscal year ended December 31, 2022.

2	No performance-based RSUs were granted in 2022.
3

For Messrs. Boone and Thanisch, represents shares of time-based restricted stock that will vest in three equal installments on the first three anniversaries of the grant date, subject to the holder’s continuous employment. Mr. Buchler’s shares of common stock vested immediately and Mr. Shanfelter’s shares of time-based restricted stock vested as follows: 179, 211 on September 12, 2022, upon the appointment of Mr. Boone as CEO, and 250,896 on March 1, 2023, when he ceased being the Executive Chair and returned to his Chairman position.

4	Represents the grant date fair value of our equity awards, as determined under ASC Topic 718.

2023 Proxy Statement	48

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2022

The following table reflects all outstanding equity awards held by our named executive officers as of the year ended December 31, 2022:

		Option Awards[1]				Stock Awards
						Equity Incentive		All Other Stock
						Plan Awards[2]		Awards[3]
									Market
						Number of	Market	Number of	Value of
		Number of Securities Underlying				Shares or	Value of	Shares or	Shares or
		Unexercised Options				Units of	Shares or	Units That	Units of
				Option		Stock That	Units That	That	That
				Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Grant	Exercisable	Unexercisable	Price	Expiration	Vested	Vested[4]	Vested	Vested[4]
NEO	Date	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Austin J. Shanfelter	5/19/2022							250,896	$597,132

Mark R. Stauffer[5]	11/20/2014	64,063	-	$11.35	11/20/2024	-	-	-	-
	05/19/2016	89,820	-	$4.94	05/19/2026	-	-	-	-
	05/25/2017	102,459	-	$7.22	05/25/2027	-	-	-	-
	05/24/2018	98,921	-	$7.46	05/24/2028	-	-	-	-
	03/02/2020	-	-	-	-	-	-	6,702	$15,951
	05/21/2020	-	-	-	-	83,934	$199,763	19,999	$47,598
	05/19/2021	-	-	-	-	132,000	$314,160	58,666	$139,626

Travis J. Boone	8/15/2022							446,097	$1,061,711

Scott Thanisch	9/12/2022							130,909	$311,564

Peter R. Buchler	11/20/2014	14,063	-	$11.35	11/20/2024	-	-	-	-
	5/19/2016	25,449	-	$4.94	05/19/2026	-	-	-	-
	5/25/2017	26,639	-	$7.22	05/25/2027	-	-	-	-
	05/24/2018	31,475	-	$7.46	05/24/2028	-	-	-
	03/02/2020	-	-	-	-	-	-	4,468	$10,634
	05/21/2020	-	-	-	-	27,978	$66,588	6,666	$15,865
	05/21/2021					48,000	$114,240	21,333	$50,772

1	All unvested stock option awards vest one-third on the first, second and third anniversaries of the grant date, subject to the holder’s continued employment. All such options are fully vested.
2

Represents performance-based equity awards that vest 50%, 25% and 25% on the first, second and third anniversaries of determination that they were earned, subject to the holder’s continued employment, with payout ranging between 0% and 200% of shares granted depending on the company’s one- or three-year average ROIC meeting or exceeding certain targets. 2019 and 2020 are in RSUs and are based on a one-year average. For performance-based RSUs granted in 2020, the performance metric (average minimum ROIC) for four fiscal quarters (the third and fourth quarters of fiscal 2020 and the first and second quarters of fiscal 2021) is at least 6.2%. For performance-based RSUs granted in 2021, the performance metric (assuming minimum ROIC) for the three fiscal years ending December 31, 2021 through 2023 is at least 10.0%.

3

2022 grants to Messrs. Boone and Thanisch represent time-based restricted shares, one-third of which, subject to the holder’s continued employment, vest on the first, second and third anniversaries of the grant date. Provided however, up until May 20, 2021, shares awarded had vested 1/3 commencing with the first full month following the first anniversary of each grant date and continuing each subsequent month thereafter,1/36th of the shares vested monthly. Mr. Shanfelter’s 2022 grants represent time vested shares, all of which vested on March 1, 2023, when he ceased being the Executive Chair and returned to his Chairman position.

4	Based on the $2.38 closing price of a share of our common stock on the last trading day of the fiscal year.
5	Due to Mr. Stauffer’s April 6, 2022 separation from the Company, all such unexercised options were forfeited in July 2022, and all unvested stock awards as of August 31, 2022 were also forfeited.

2023 Proxy Statement	49

CEO PAY RATIO DISCLOSURE

We determined that the 2022 annual total compensation of the median compensated employee who was employed as of December 31, 2022, other than our CEO, Travis J. Boone, our former CEO, Mark R. Stauffer, and our Interim CEO, Austin J. Shanfelter, was $61,190. The combination of Mr. Boone’s, Mr. Stauffer’s and Mr. Shanfelter’s 2022 annual total compensation as reported in the Summary Compensation Table totaled $3,919,085; and the ratio of these amounts was 64 to 1. We have a total of 2,203 employees, including temporary employees and independent contractors paid by third parties but excluding Messrs. Boone, Stauffer and Shanfelter.

To identify the median employee compensation, we used a consistently applied compensation measure (“CACM”) of base salary plus overtime, bonuses, and auto allowance for fiscal 2022, annualizing the CACM for those employees hired during 2022.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

PAY-VERSUS-PERFORMANCE

The following table presents certain information regarding compensation paid to Orion’s CEO and other NEOs, and certain measures of financial performance, for the two years ended December 31, 2022. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

In this table, executive pay is presented in two ways: (1) total compensation as disclosed in the Summary Compensation Table (“SCT”) for the relevant year and (2) “compensation actually paid” (“CAP”) for the same year, calculated as required by SEC rules, which is intended to, among other things, adjust SCT totals to capture year-over-year changes in the value of unvested equity awards that are outstanding at the end of that year or vest during that year.

A description of the relationship between executive pay and certain performance metrics are located below the table.

For further information regarding our pay-for-performance philosophy and how we align executive compensation with our performance, please see “Compensation, Discussion and Analysis”.

2023 Proxy Statement	50

PAY FOR PERFORMANCE TABLE

	Current PEO (1)		Former PEO (2)		Former PEO (3)		All Other NEOs (4)
									Value of Initial Fixed
									$100 Investment
					SCT		Average	Average	Based on
	SCT Total	CAP	SCT Total	CAP	Total	CAP	SCT Total	CAP	Company TSR	Net Loss
Year	(5)($)	(6)($)	(5)($)	(6)($)	(5)($)	(6)($)	(5)($)	(6)($)	(7)($)	($ millions)
2022	$1,416,346	$1,278,057	$1,685,385	$1,575,347	$817,354	$(514,264)	$523,386	$390,689	$63.13	$(12.6)
2021	$-	$-	$-	$-	$2,032,150	$2,155,691	$936,557	$561,014	$76.01	$(14.6)

(1)	Current PEO refers to Travis J. Boone, who was appointed as our President and CEO as of September 12, 2022.
(2)

Refers to Austin J. Shanfelter, who was appointed Interim Chief Executive Officer and Interim Chief Financial Officer effective April 6, 2022. Mr. Shanfelter served as Interim Chief Executive Officer and Chief Financial Officer until September 12, 2022.

(3)	Refers to Mark R. Stauffer, who served as President and CEO during the year ended December 31, 2021 and through April 6, 2022.
(4)

All Other NEOs refers to all named executive officers, other than the PEO or former PEOs, who were designated as such under the SEC’s executive compensation disclosure rules based on their position and the compensation paid to them during the relevant year shown in the chart. All Other NEOs for each year consists of the following officers: for 2022, Mr. Thanisch and Mr. Buchler; for 2021, Robert L. Tab and Mr. Buchler.

(5)	The totals in these columns reflect amounts (or averages) reported in our Summary Compensation Table for the applicable year.
(6)

The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” as computed in accordance with Item 402(v) of Regulation S-K. To calculate CAP, the corresponding SCT total was adjusted as detailed below as required by SEC rules. For a reconciliation of SCT to CAP, please see the next two tables.

(7)

Reflects the cumulative shareholder return over the relevant fiscal year, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the applicable fiscal year and the measurement end point of the closing price of our common stock om the last trading day in the applicable fiscal year. For 2022, the closing price of our common stock on December 31, 2021 was $3.77 and the closing price of our common stock on December 30, 2022 was $2.38. For 2021, the closing price of our common stock on December 31, 2020 was $4.96 and the closing price of our common stock on December 31, 2021 was $3.77.

To calculate the amounts in the “Compensation Actually Paid to PEO” columns in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

SCT to CAP Reconciliation — PEOs (A)
		Adjust Value of Current Year’s Equity Grant			Adjust for Incremental Increase/(Decrease) in Value of All Other Outstanding Equity Grants
Year	SCT Total $)	Subtract Grant Date Fair Market Value as reported in SCT ($)(1)	Add Fair Market Value Unvested at 12/31 ($)	Add Fair Market Value for Vested during Year ($)	Unvested Awards as of 12/31 ($)	Vested during Year ($)	Forfeited during Year ($)	Ending CAP ($)
2022(A)	$1,416,346	$(1,200,000)	$1,061,711	$-	$-	$-	$-	$1,278,057
2022(B)	$1,685,385	$(1,200,000)	$597,132	$492,830	$-	$-	$-	$1,575,347
2022(C)	$817,354	$-	$-	$-	$-	$(195,713)	$(1,135,905)	$(514,264)
2021	$2,032,150	$(1,322,200)	$1,122,966	$423,613	$(235,726)	$134,888	$-	$2,155,691

(1)	Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.

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To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

SCT to CAP Reconciliation — Average of All Other NEOs (A)
		Adjust Value of Current Year’s Equity Grant			Adjust for Incremental Increase/(Decrease) in Value of All Other Outstanding Equity Grants
Year	SCT Total ($)	Subtract Grant Date Fair Market Value as reported in SCT ($)(1)	Add Fair Market Value Unvested at 12/31 ($)	Add Fair Market Value for Vested during Year ($)	Unvested Awards as of 12/31 ($)	Vested during Year ($)	Forfeited during Year ($)	Ending CAP ($)
2022	$523,386	$(255,000)	$155,782	$75,000	$(75,370)	$(33,110)	$-	$390,689
2021	$936,557	$(540,900)	$199,727	$141,206	$(41,946)	$41,202	$(174,833)	$561,014

(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table.

RELATIONSHIP BETWEEN COMPANY PERFORMANCE AND COMPENSATION ACTUALLY PAID

Our “total shareholder return,” as set forth in the above table, during the period ended December 31, 2022 decreased by 37% compared to (a) an increase in “compensation actually paid” to our PEO from $2,155,691 in 2021 to $2,339,140 in 2022 primarily due to additional compensation expense resulting from the management transition and (b) a decrease in average “compensation actually paid” to our non-PEO NEOs from $561,014 in 2021 to $390,689 in 2022. In addition, our net loss during the two-year period ended December 31, 2022 decreased by 13%, from $(14.6) million in 2021 to $(12.6) million in 2022 compared to the aforementioned changes in “compensation actually paid” to our PEO and non-PEO NEOs.

For 2022, the year in which we had three PEOs, the figure used for PEO CAP is their combined CAP.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following tables provide information regarding options or warrants authorized for issuance under our equity compensation plans as of December 31, 2022:

Plan category	Column A Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Column B Weighted average exercise price of outstanding options, warrants, and rights	Column C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by stockholders	1,331,192(1)	$7.29	1,985,737
Equity compensation plans not approved by stockholders	-	-	-
Total	1,331,192	$7.29	1,985,737

(1)

The weighted average term of outstanding options, warrants and rights as of December 31, 2022, was 3.18 years.  In addition to 303,329 stock options, the amount reflected in this column includes outstanding RSUs and performance-based RSUs (assuming target performance). Assuming maximum performance is achieved on the outstanding performance-based RSUs, an additional 376,909 shares may be issued.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR ENDED 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Option Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (*) ($)
Austin J. Shanfelter	-	-	179,211	$492,830
Mark R. Stauffer	-	-	194,657	$538,143
Peter R. Buchler	-	-	132,943	$340,171

* Determined based on the closing price of a share of our common stock on the date of vesting.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

OVERVIEW

This section describes the benefits payable to our NEOs in two circumstances:

(1)	Change in control; and,
(2)	Termination of employment

EMPLOYMENT ARRANGEMENTS WITH CERTAIN OFFICERS

During the year ended December 31, 2022, we were party to an employment agreement with only one of our NEOs (Peter R. Buchler) and certain other key employees.  However, Travis J. Boone and G. Scott Thanisch signed offer letter agreements in 2022 that included substantially the same terms, other than compensation, as Mr. Buchler’s agreement. Each of the current agreements provides for a base salary, a potential bonus, severance payments under certain circumstances, and participation in our benefit plans and programs.

Annualized base salaries on December 31, 2022 for each of our then NEOs, who have an employment commitment, were as follows: Travis J. Boone — $750,000, G. Scott Thanisch -- $425,000,  and Peter R. Buchler — $375,000.  Under the agreements, in the event of a resignation for good reason or a termination without cause, each officer is entitled to severance benefits in the form of salary continuation payments for a period of one year if the termination is not in connection with a change of control.

These agreements also provide for certain change of control benefits.  Each officer is entitled to severance benefits in the form of salary continuation payments for a set period of time in the event of a resignation for good reason or a termination without cause, if the termination occurs within three months prior to, or within 12 months after, a change of control.  Such period is two and one-half years under Mr. Buchler’s employment agreement and Mr. Thanisch’s letter agreement and three years for Mr. Boone under his letter agreement.  If necessary, the amount of the severance payments will be reduced to an amount such that the aggregate payments and benefits to be provided to the officer do not constitute a parachute payment subject to a federal excise tax.

The agreements also include confidentiality provisions without a time limit, non-solicitation, and non-competition provisions that apply during the periods specified in the agreements.

For this purpose, the term “change in control” or “during a protection period” generally means the occurrence of any of the following events:

◾	A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock. However, the following acquisitions will not constitute a change in control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (ii) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion.
◾	A “change in the effective control of the Company” which will occur on the date that either (i) any one person, or more than one person acting as a group, acquires ownership of our stock possessing 35% or more of the total voting power of our stock, excluding (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or (z) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion, or (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

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◾	A “change in the ownership of a substantial portion of the Company’s assets” which occurs on the date that any one person, or more than one person acting as a group, acquires our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all our assets immediately prior to such acquisition.

The agreements also provide for termination of employment unrelated to a change in control (as defined above) if the executive is terminated without cause (as defined below) or he voluntarily terminates his employment for good reason (as defined below).

The term “cause” means: (a) a material breach by the executive of the noncompetition and confidentiality provisions of the agreement; (b) the commission of a criminal act by the executive against us, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) the executive’s failure or refusal to carry out or comply with any lawful directive of our Board of Directors consistent with the terms of the agreement which is not remedied within 30 days after receipt of notice from us.

The term “good reason” means: (a) a reduction of the executive’s base salary without his consent; (b) a substantial reduction of his duties (without his consent) from those in effect as of the effective date of the agreement or as subsequently agreed to by the executive and us; or (c) the relocation of the executive’s primary work site to a location greater than 50 miles from the current work site as of the effective date of the agreement.

The benefits payable to each named executive officer in each circumstance are contained in the provisions of that executive’s agreement.  These benefits ensure that the executive is motivated primarily by the needs of the Company as a whole, and not by circumstances that are outside the ordinary course of business. In general, the executive is assured that he will receive a continued level of compensation if his employment is adversely affected by the termination of employment or a change in control of the Company.

Payment of these benefits is conditional upon the Company’s receipt of appropriate waivers and a release from all claims against the Company.

SUMMARY OF PAYMENTS

The table below summarizes the benefits payable to each named executive in the various termination scenarios. Mr. Shanfelter, who served as Interim Chief Executive Officer, Interim Chief Financial Officer as well as Executive Chair did not have an employment agreement and was not entitled to such benefits. No benefits are payable if an executive voluntarily terminates employment without good reason, or employment is terminated by us for cause.

In all cases, the executive has the right to exercise vested stock options. Equity awards for which vesting has not occurred will be forfeited according to the provisions of the applicable Long-Term Incentive Plan.

The tables below assume that the terminations took place on and with salaries in effect on December 31, 2022, but are based upon the terms of Mr. Boone’s and Mr. Thanisch’s letter agreements dated August 15, 2022 and August 29, 2022, respectively, and Mr. Buchler’s Employment Agreement dated January 1, 2015, as amended.

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Travis J. Boone	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$-	$750,000	$2,250,000
Annual Incentive	-	-	-
Car Allowance	-	$15,000	$45,000
Transitional Health Care Reimbursement	-	$30,000	$90,000
Total	$-	$795,000	$2,385,000

G. Scott Thanisch	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$-	$425,000	$1,062,500
Annual Incentive	-	-	-
Car Allowance	-	$12,500	$31,500
Transitional Health Care Reimbursement	-	$30,000	$75,000
Total	$-	$467,500	$1,169,000

Peter R. Buchler	Death or Disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period (change of control)
Severance	$-	$375,000	$937,500
Annual Incentive	$-	--	--
Car Allowance	$-	$12,600	$31,500
Transitional Health Care Reimbursement	$-	$30,000	$75,000
Total	$-	$417,600	$1,044,000

On April 6, 2022, Mr. Stauffer separated from the Company. As a result of his involuntary separation, not for cause, and in accordance with the terms of his employment agreement, Mr. Stauffer received severance benefits consisting of: (i) continued payment of his base salary ($725,000) for a period of twelve months, in accordance with the Company’s standard payroll practices; (ii) monthly payment for a period of twelve months of $2,500 to cover transitional expenses; (iii) monthly payment for a period of twelve months of an amount equal to his monthly car allowance ($1,250); and (iv) a lump sum payment equal to his most recent bonus from the Company ($0). In addition, the Compensation Committee has agreed to modify the terms of certain outstanding equity awards so that Mr. Stauffer retained and did not forfeit any awards that are scheduled to vest on or prior to August 31, 2022, and that he will have one year to exercise any previously vested stock options.  These payments and benefits were contingent on Mr. Stauffer’s execution and non-revocation of a customary general release and waiver of claims.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has charged the Audit Committee to review all related party transactions as defined by SEC rules. Related party transactions are Company transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons (which shall include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and persons sharing the same household of the foregoing persons), or entities in which one of these persons has a direct or indirect material interest. A related party transaction means any transaction, or series of similar transactions (and any amendments, modifications, or changes thereto), in which the amount exceeds $120,000. A related party transaction does not include compensatory arrangements with the Board or executive officers or certain other transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Board. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval. The Board has delegated the authority to review and approve all related party transactions to its Audit Committee. For fiscal year 2022, there were no related party transactions.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board consists of four non-employee directors, (i) each of whom the Board has determined meets the independence criteria specified by the SEC and the requirements of NYSE listing standards for service on audit committees, and (ii) at least one member meets certain standards as an audit committee financial expert. Ms. Sullivan, Chair of the Committee, meets the relevant standards as an audit committee financial expert.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls for financial reporting. The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board. In fulfillment of its responsibilities, the Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. The Audit Committee meets regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. The Audit Committee has reviewed and discussed with management, and the Company’s independent auditors, the Company’s audited consolidated financial statements and such matters. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures required by the PCAOB Auditing Standard No. 1301 (formerly Auditing Standard No. 16) – Communications with Audit Committees, as adopted by the PCAOB, and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the Audit Committee also considered whether the provision of any of the non-audit services described below under “Fees of the Independent Auditors” is compatible with maintaining their independence.

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In reliance on the reviews and discussions above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Respectfully submitted by the members of the Audit Committee

Mary E. Sullivan, Chair

Thomas N. Amonett

Michael J. Caliel

Quentin P. Smith, Jr.

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AUDIT FEES

The following table sets forth the aggregate fees KPMG billed to the Company for the years ended December 31, 2022 and 2021.

	2022	Percent Approved by Audit Committee	2021	Percent Approved by Audit Committee
Audit fees[1]	$1,550,000	100%	$1,489,000	100%
Audit-related fees[2]	0	--	0	--
Tax fees	335,000	100%	302,000	100%
All other fees	1,000	—	4,660	—
Total fees	$1,885,000	100%	$1,795,650	100%

[1]

Includes professional services for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements; and services normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements that only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance and review of documents filed with the SEC.  Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2022 and December 31, 2021, as pre-approved by the Audit Committee.

[2]

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, if applicable, fees related to assistance in financial due diligence related to mergers and acquisitions, and consultation regarding generally accepted accounting principles.

AUDIT AND NON-AUDIT SERVICE APPROVAL POLICY

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations, the Audit Committee has adopted procedures for the pre-approval of audit and permissible non-audit services provided by our independent auditors.

Audit Services. The Audit Committee annually approves specified audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other items.

Audit-Related Services.  Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, which historically have been provided by our independent auditors and are consistent with the SEC’s rules on auditor independence. The Audit Committee annually approves specified audit- related services within established fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Fees. Up until March 2020, the Company retained an independent auditor other than KPMG LLP to provide tax services.

All Other Services. Other services, if any, are services provided by our independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The Audit Committee may pre-approve specified other services that do not fall within any of the specified prohibited categories of services.

PROCEDURES FOR APPROVAL OF SERVICES

All requests for services that are to be provided by our independent auditors, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to both the President and the Chief Executive Officer and the Chairman of the Audit Committee. The Chief Financial Officer or the President and Chief Executive Officer authorizes services that have been approved by the Audit Committee within the pre-set limits. If there is any question as to whether a proposed service fits within an

2023 Proxy Statement	59

approved service, the Chairman of the Audit Committee is consulted for a determination. The Chief Financial Officer or the President and Chief Executive Officer submits to the Audit Committee any requests for services that have not already been approved by the Audit Committee. The request must include an affirmation by the Chief Financial Officer or the President and Chief Executive Officer and the independent registered public accounting firm that the request is consistent with the SEC and PCAOB rules on auditor independence.

OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

ANNUAL REPORT

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, to any shareholder upon written request to:

Orion Group Holdings, Inc.

Attention: Corporate Secretary

12000 Aerospace Avenue, Suite 300

Houston, Texas 77034

The Annual Report to Stockholders, which includes our consolidated financial statements for the year ended December 31, 2022, has been made available to all stockholders. The Annual Report is not a part of the proxy solicitation material.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

If you would like us to consider including a proposal in next year’s proxy statement, you must comply with the requirements of SEC Rule 14a-8 and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034 by December 8, 2023.

If you are an eligible stockholder, or group of stockholders, and would like us to consider including a proxy access director nomination in next year’s proxy statement, you must comply with the requirements of our Amended and Restated Bylaws and deliver the required notice and supporting materials in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034, by December 8, 2023.

Under our Amended and Restated Bylaws, stockholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the stockholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may

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reasonably be required to determine his or her eligibility to serve as a director of our company. Failure to comply with our procedures and deadlines may preclude presentation of the matter at the meeting. Please see “Corporate Governance — Website Availability of Governance Documents” for information on how to access a copy of our Amended and Restated Bylaws.

If you would like to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must comply with the specific procedural requirements in our Amended and Restated Bylaws and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 12000 Aerospace Avenue, Suite 300, Houston, TX 77034, by December 8, 2023. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of your proposal at the meeting.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2024. However, if the date of the 2024 annual meeting is more than 30 days before or after the date of the anniversary of the 2023 annual meeting, the notice must be provided by the close of business on the later of the sixtieth day prior to the 2024 annual meeting or the tenth day following the day on which public announcement of the date of the 2024 annual meeting is first made, as provided by Rule 14a-19. These deadlines assume that the stockholder has not previously filed a proxy statement with the required information.

By Order of the Board of Directors,

Peter R. Buchler, Secretary

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D97903-P88392 ORION GROUP HOLDINGS, INC. 12000 AEROSPACE AVENUE, SUITE 300 HOUSTON, TEXAS 77034 1a. Thomas N. Amonett 1b. Margaret M. Foran 1c. Travis J. Boone 1. To elect three Class I members to our Board of Directors each to serve a three-year term and until a successor is duly elected and qualified. Nominees: The Board of Directors recommends you vote FOR the nominees, FOR proposal 2, 1 YEAR for proposal 3 and FOR proposal 4: NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. 2. A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote); 3. Approval of the frequency of the "say-on-pay" vote; 4. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2023. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ORION GROUP HOLDINGS, INC. For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ORN2023 You may only attend the Meeting via the Internet. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

D97904-P88392 ORION GROUP HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS May 18, 2023 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY Dear Stockholder: You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Orion Group Holdings, Inc. Our 2023 Annual Meeting will be held on Thursday, May 18, 2023, at 10:00 A.M. Central Time. The Company’s 2023 Annual Meeting of Stockholders will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. You can vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ORN2023. The stockholder(s) hereby appoint(s) G. Scott Thanisch and Peter R. Buchler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ORION GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 18, 2023, at 10:00 A.M. Central Time, via webcast, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.